UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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LECROY CORPORATION

(Name of Registrant as Specified in its Charter)

Not Applicable

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LeCROY CORPORATION

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 26, 2011

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

September 15, 2011

Dear Fellow Stockholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of LeCroy Corporation (“LeCroy” or the “Company”) will be held at LeCroy Corporation’s executive offices located at 700 Chestnut Ridge Road, Chestnut Ridge, New York, on Wednesday, October 26, 2011 at 12:00 p.m., Eastern Time, for the following purposes:

1.	To elect one director to the Board of Directors of the Company, to serve for a term of three years;

2.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2012;

3	To conduct an advisory vote on executive compensation;

4.	To conduct an advisory vote on whether to hold the stockholder advisory vote on executive compensation every one, two or three years;

5.	To approve the Company’s Executive Incentive Plan; and

6.	To consider and act upon any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on September 1, 2011, the record date, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

By order of the Board of Directors,

/s/ Sean B. O’Connor
Sean B. O’Connor
Secretary

EVERY STOCKHOLDER’S VOTE IS IMPORTANT.

PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE LeCROY ANNUAL MEETING.

Most stockholders have the choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the enclosed proxy card or the voting instruction form forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

THIS PROXY STATEMENT AND OUR 2011 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT http://www.LeCroy.com/AnnualReportProxy.

LeCROY CORPORATION

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

Wednesday, October 26, 2011

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being furnished to the holders of the Common Stock of LeCroy Corporation (“LeCroy,” “Company,” “we,” “our” or “us”) in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be used at the Annual Meeting of Stockholders to be held on Wednesday, October 26, 2011, at 12:00 p.m., Eastern Time, at our executive offices, at 700 Chestnut Ridge Road, Chestnut Ridge, New York, 10977 (the “Annual Meeting”), and at any adjournment or postponement thereof. Commencing on or about September 15, 2011, this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being furnished to stockholders entitled to vote at the Annual Meeting.

GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	What items will be voted on at the Annual Meeting?

A:	Stockholders will vote on the following items at the Annual Meeting, if each is properly presented at the meeting:

•	The election to the Board of the nominee named in this Proxy Statement (Proposal No. 1);

•	The ratification of the appointment of KPMG LLP as our independent registered public accountants for fiscal year 2012 (Proposal No. 2);

•	The advisory vote on executive compensation (Proposal No. 3);

•	The advisory vote on whether to hold the stockholder advisory vote on executive compensation every one, two or three years (Proposal No. 4); and

•	To approve the Company’s Executive Incentive Plan (Proposal No. 5).

Q:	How does the Board recommend I vote on these proposals?

A:	LeCroy’s Board of Directors recommends that you vote your shares:

•	FOR the nominee for election to the Board of Directors (Proposal No. 1);

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal No. 2);

•	FOR the advisory vote on executive compensation (Proposal No. 3);

•	FOR “1 YEAR” on the frequency of the advisory vote on executive compensation (Proposal No. 4); and

•	FOR the approval of the Company’s Executive Incentive Plan (Proposal No.5).

Q:	Who is entitled to vote?

A:	Stockholders of record as of the close of business on September 1, 2011, the record date, are entitled to notice of and to vote at the Annual Meeting.

Q:	How many shares can vote?

A:	At the close of business on the record date, 16,508,176 shares of common stock were outstanding and entitled to vote. We have no other class of stock outstanding.

Q:	What shares can I vote?

A:	You may vote all shares of LeCroy common stock owned by you as of the close of business on September 1, 2011. You may cast one vote per share that you held as of the close of business on the record date.

Q:	Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead printed proxy materials?

A:	In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to furnish such materials to selected stockholders by providing access to these documents over the Internet. Accordingly, on September 15, 2011, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to selected stockholders of record and beneficial owners. These stockholders have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials by following the instructions found on the Notice. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the Annual Meeting.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice provides you with instructions regarding how to: (1) view our proxy materials for the Annual Meeting on the Internet; (2) vote your shares after you have viewed our proxy materials; and (3) request a printed copy of the proxy materials. Copies of the proxy materials and 2011 Annual Report to stockholders are available for viewing at http://www.LeCroy.com/AnnualReportProxy.

Q:	How can I vote my shares at the Annual Meeting?

A:	If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares, and the Notice or printed proxy materials are being made available to you by LeCroy. If you request printed copies of the proxy materials by mail, you will also receive a printed proxy card. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can bring a proxy card or vote using the ballot provided at the meeting.

Most stockholders of LeCroy hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial holder,” and the Notice or printed proxy materials are being forwarded to you by your broker, bank or other nominee together with a voting instruction card. If you request printed copies of the proxy materials by mail, you will also receive a printed vote instruction form. Because a beneficial holder is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	What do I need for admission to the Annual Meeting?

A:	You are entitled to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner as of the close of business on September 1, 2011, or you hold a valid proxy for the Annual Meeting. If you are the stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting. You should be prepared to present photo identification for admission. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned LeCroy common stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you are the stockholder of record or hold your shares in street name, you may direct your vote without attending the Annual Meeting by vote via telephone, Internet or by mail; please refer to the Notice, proxy card or voting instruction form for directions. Please consult with your broker, bank or nominee if you have any questions regarding the electronic voting of shares held in street name. The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	If your shares are registered differently or are held in more than one account, you will receive a Notice, proxy card or voting instruction card for each account. To ensure that all of your shares are voted, please use all the Notices, proxy cards and voting instruction cards you receive to vote your shares by telephone or by Internet or complete, sign, date and return a proxy card or voting instruction card for each account.

Q:	How will my shares be voted if I return a blank proxy card?

A:	If you are a stockholder of record, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors on all matters listed in the notice for the meeting, and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote before the meeting. If you hold your shares in street name and do not provide your broker with voting instructions (including by returning a blank voting instruction card), your shares may be treated as “broker non-votes” and may not be counted in connection with certain matters (as described below).

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by: (1) delivering to LeCroy (Attention: Secretary) at the address on the first page of this Proxy Statement a written notice of revocation of your proxy; (2) delivering to LeCroy an authorized proxy bearing a later date (including a proxy by telephone or over the Internet); or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting in and of itself, without voting in person at the Annual Meeting, will not cause your previously granted proxy to be revoked. For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the Annual Meeting and voting in person.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the outstanding shares of common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum, but will not be counted as votes on any proposals at the Annual Meeting.

Q:	What if a quorum is not present at the Annual Meeting?

A:	If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the Annual Meeting, the proxyholders will exercise their discretion to vote all shares for which they have authority in favor of the adjournment.

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:	Proposal No. 2 (ratification of the appointment of the independent registered public accountants) is a matter that the Company believes will be designated “routine.” A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with such proposal.

Proposal No. 1 (election of a director), Proposal No. 3 (advisory vote on executive compensation), Proposal No. 4 (advisory vote on the frequency of the stockholder advisory vote on executive compensation), and Proposal No. 5 (approval of Executive Incentive Plan) are matters the Company believes will be considered “non-routine.” A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there will be broker non-votes on all proposals except Proposals No. 2.

Q:	What vote is required to approve each of the proposals?

A:	The affirmative vote of the holders of a plurality of the shares of common stock present or represented and actually voted at the Annual Meeting is required for the election of a director (Proposal No. 1). Only votes cast “FOR” a nominee will be counted. Unless indicated otherwise, your shares will be voted “FOR” the nominee named in Proposal No. 1 in this Proxy Statement. Instructions to withhold authority to vote for the nominee will result in that nominee receiving fewer votes, but will not count as a vote “AGAINST” the nominee. Abstentions and broker non-votes will also result in the nominee receiving fewer votes but will not count as a vote “AGAINST” the nominee.

With respect to the remaining Proposals (Proposals No. 2, 3, 4 and 5), the affirmative vote of a majority of the shares of LeCroy Common Stock represented in person or by proxy and entitled to vote on the proposal is required for approval. For Proposals No. 2, 3 and 5, abstentions are counted for purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have the effect of a vote against the proposal. With respect to Proposal No. 4, if none of the frequency options receive votes from a majority of the shares represented in person or by proxy and entitled to vote on the proposal (with abstentions being included in the denominator of this calculation), the frequency option receiving the greatest number of votes cast in this advisory vote will be considered the frequency recommended by LeCroy’s stockholders. In this situation, abstentions will not affect the determination as to which frequency option is recommended by the stockholders.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	If you grant a proxy, the persons named as proxyholders, Sean B. O’Connor and Roger D. Feldman, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Other than the matters and proposals described above and elsewhere in this Proxy Statement, we have not received valid notice of any other business to be acted upon at the Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?

A:	The Company expects that the final voting results will be tallied by the inspectors of election and, within four business days after the Annual Meeting, the Company expects to file the results on Form 8-K with the SEC.

Q:	Who is paying for the cost of this proxy solicitation?

A:	The Company is paying the costs of the solicitation of proxies. The Company must pay brokerage firms and other persons representing beneficial owners of shares held in street name their reasonable out-of-pocket expenses incurred in connection with sending the proxy materials to beneficial owners and obtaining beneficial owners’ voting instructions, which we expect to be approximately $7,000. In addition, the Board members, officers and employees may solicit proxies on the Company’s behalf, without additional compensation, personally or by telephone.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of August 26, 2011, by (1) each person or group who is known by us to own beneficially more than five percent (5%) of our issued and outstanding Common Stock, (2) each director (including Board’s nominee for director), (3) each Named Executive Officer described in the section of this Proxy Statement captioned “Executive Officer Compensation” and (4) all current directors and executive officers of LeCroy as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of August 26, 2011, are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 16,507,572 shares outstanding as of August 26, 2011. Except as otherwise indicated below, to our knowledge, all persons listed below have sole voting power and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated, the address for each of the following stockholders is c/o LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977.

Title of Class	Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Common	Wellington Management Company, LLP (1) 280 Congress Street Boston, MA 02210	1,741,601	10.6
Common	Royce & Associates, LLC (2) 745 Fifth Avenue New York, New York 10151	1,065,436	6.5
Common	Dimensional Fund Advisors LP (3) Palisades West, Building One, 6300 Bee Cave Road Austin, Texas 78746	836,371	5.1
Common	Walter O. LeCroy, Jr. (4)	258,803	1.6
Common	Thomas H. Reslewic (5)	232,852	1.4
Common	Robert E. Anderson (6)	120,886	*
Common	Allyn C. Woodward, Jr. (7)	100,862	*
Common	William G. Scheerer (8)	91,328	*
Common	Sean B. O’Connor (9)	85,126	*
Common	Norman R. Robertson (10)	79,962	*
Common	David C. Graef (11)	70,363	*
Common	Robert W. Chlebek (12)	25,783	*
Common	Conrad J. Fernandes (13)	25,332	*
Common	Roberto Petrillo (14)	20,000	*
Common	All executive officers and directors as a group (12 persons) (15)	1,167,457	7.1

*	Denotes less than 1% of the outstanding Common Stock
(1)	Based on information contained in a Schedule 13G filed with the SEC on February 14, 2011.
(2)	Based on information contained in a Schedule 13G filed with the SEC on January 14, 2011
(3)	Based on information contained in a Schedule 13G filed with the SEC on February 11, 2011.
(4)	Excludes 4,183 shares of Common Stock held in certain trusts for the benefit of Mr. LeCroy’s family, of which shares Mr. LeCroy disclaims beneficial ownership.
(5)	Includes 50,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of August 26, 2011.

(6)	Includes 35,767 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of August 26, 2011.
(7)	Includes 28,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of August 26, 2011.
(8)	Includes 200 shares held jointly by Mr. Scheerer and his spouse and 60,751 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of August 26, 2011.
(9)	Includes 7,500 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of August 26, 2011.
(10)	Includes 22,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of August 26, 2011.
(11)	Includes 22,100 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of August 26, 2011.
(12)	Includes 12,365 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of August 26, 2011. Mr. Chlebek is not standing for re-election at the 2011 Annual Meeting of Stockholders.
(13)	Includes 146 shares held jointly by Mr. Fernandes and his spouse and 25,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of August 26, 2011.
(14)	Includes 5,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of August 26, 2011.
(15)	Includes 293,783 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of August 26, 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors and persons who own more than 10% of the outstanding shares of the Company’s Common Stock to file certain reports of ownership and changes in ownership with respect to their beneficial ownership of the Company’s equity securities.

Based solely upon a review of the copies of such reports and amendments thereto furnished to us and written representations from the reporting persons, we believe that all of our directors, executive officers and greater than 10% stockholders have timely filed all reports required under Section 16(a) for fiscal year 2011, except for the inadvertent late filing of a Form 4 for Mr. Roberto Petrillo for a transaction occurring on January 31, 2011 that was filed two days late.

PROPOSAL NO. 1—ELECTION OF A CLASS OF DIRECTORS

We have a classified Board consisting of three classes. At each Annual Meeting of stockholders, a class of directors is elected for a full term of three years to succeed those whose terms are expiring. All of our directors are listed below with their principal occupations for the last five years, along with individual qualifications and skills that contribute to the Board’s effectiveness as a whole.

At the Annual Meeting, stockholders will elect one director to be elected in Class I to hold office for three years or until his respective successor is elected and qualified. The remaining directors will continue to serve as set forth below. Unless marked otherwise, shares represented by the proxy will be voted “FOR” the election of the nominee named below.

Should such nominee be unable or unwilling to accept nomination or election, it is intended that the proxy will be voted for such other persons as may be nominated by the Nominating/Governance Committee of the Board of Directors. The Board has no reason to believe that the nominee will be unavailable to serve if elected.

The Nominating/Governance Committee recommended and the full Board of Directors resolved to reduce the number of board members from seven to six in an effort to create efficiencies. As a result, Mr. Robert W. Chlebek chose not to stand for re-election at the 2011 Annual Meeting of Stockholders. The Company appreciates Mr. Chlebek’s distinguished service and valuable contributions to LeCroy.

THE BOARD DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF LeCROY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE BOARD’S NOMINEE FOR ELECTION TO THE BOARD.

INFORMATION REGARDING THE DIRECTORS AND THE BOARD’S NOMINEE

The following sets forth certain information with respect to the Board’s nominee and those continuing directors of LeCroy whose term expires at the Annual Meetings of stockholders in 2012 and 2013, respectively.

NOMINEE FOR ELECTION AS CLASS I DIRECTOR

FOR A THREE YEAR TERM EXPIRING AT THE 2014 ANNUAL MEETING

Name	Age	Position, Principal Occupation, Business Experience and Directorships
Norman R. Robertson	63

Mr. Robertson joined our Board as an independent director in May 2004 and is the designated Audit Committee financial expert. Mr. Robertson was the Senior Vice President, Finance and Administration, and Chief Financial Officer of Progress Software Corporation from May 1996—March 2011. The Massachusetts-based company supplies technologies for the development, deployment, integration and management of business applications. He holds a Bachelor of Business Administration from the University of Massachusetts and a Master of Business Administration from Boston University. In March 2011, Mr. Robertson retired from Progress Software. Mr. Robertson currently serves on the Board of Directors of Open Exchange Inc., an early stage provider of meeting software for financial service applications, where he is Chairman of the Audit Committee and a member of the Compensation and Governance Committees.

We believe Mr. Robertson’s qualifications to serve on our Board of Directors stem from his leadership experience at a publicly traded global software company. His experience with strategic acquisitions, capital markets and treasury functions are a valuable resource to the Board in reviewing financial and operating plans. Mr. Robertson also contributes to the oversight of the financial reporting function through his knowledge of current accounting and reporting requirements.

CLASS II DIRECTORS

CONTINUING IN OFFICE WHOSE TERM EXPIRES AT THE 2012 ANNUAL MEETING

Name	Age	Position, Principal Occupation, Business Experience and Directorships
William G. Scheerer	73

Mr. Scheerer joined our Board as an independent director in July 1995. After receiving his Masters of Science in Electrical Engineering from Caltech, he contributed to education and technology innovation in the intelligence community during a two year commitment with the United States Army. The majority of his career was with Bell Labs, including leadership of a development organization responsible for over $1 billion of annual product sales and the establishment of a global organization providing innovative technology and business consulting with Bell Labs, AT&T and some external customers. He was President of Performance QUEST LLC, a private consulting company, from January 1997 until December 31, 2003. Mr. Scheerer was Vice President of Kalman Saffran Associates, Inc., a high-technology research and development contract company, from March 1997 to January 2001. He has been a management consultant since January 2004. He has served on various public and private boards and has completed several director education programs at the Sloan School of MIT and the Harvard Business School. Mr. Scheerer has earned the National Association of Corporate Directors’ (“NACD”) Certificate of Director Education and is a 2011 NACD Governance Fellow.

We believe Mr. Scheerer’s qualifications to serve on our Board of Directors include a significant understanding of engineering, technology and manufacturing matters, as well as world-wide business. These attributes continue to facilitate technology development programs.

Allyn C. Woodward, Jr.	70

Mr. Woodward joined our Board as an independent director in June 1998 and was elected Chairman of the Board in November 2008. He has worked as an independent consultant since January 2006. He was Vice Chairman of Adams Harkness Financial Group (formerly Adams, Harkness & Hill, Inc.), an institutional research, brokerage and investment-banking firm, from April 2001 to January 2006. Mr. Woodward previously served as President of Adams, Harkness & Hill, Inc. from 1995 to 2001. Mr. Woodward worked for Silicon Valley Bank from April 1990 to April 1995, initially as Executive Vice President and co-founder of the Wellesley, MA office and subsequently as Senior Executive Vice President and Chief Operating Officer of the parent bank in California. Silicon Valley bank is a commercial bank, headquartered in Santa Clara, CA whose principal lending focus is directed toward the technology, healthcare and venture capital industries. Prior to joining Silicon Valley Bank, Mr. Woodward was Senior Vice President and Group Manager of the Technology group at Bank of New England, Boston, MA where he was employed from 1963 to 1990.

Mr. Woodward serves as a Lead Independent Director, Chairman of the Compensation Committee and Chairman of the Nominating and Governance Committee of Hercules Technology Growth Capital, Inc. He also serves as a member of their Audit Committee and Valuation Committee. He is a former Director of Viewlogic and Cayenne Software, Inc. Mr. Woodward serves on the board of directors for three private companies and is on the board of advisors of five venture capital

Name	Age	Position, Principal Occupation, Business Experience and Directorships

funds. He is an Overseer for Life and Member of the Finance Committee of the Newton-Wellesley Hospital. Additionally, Mr. Woodward is on the Board of Overseers, a member of the Investment Committee, Private Equity Committee and Finance Committees of Babson College in Wellesley, MA, where he earned a degree in finance and accounting. He also graduated from the Stonier Graduate School of Banking at Rutgers University.

Mr. Woodward holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization and is a member of the National Association of Corporate Directors. He is also a member of the Board Leaders, a group comprised of directors of public companies.

We believe Mr. Woodward’s qualifications to serve as Chairman of our Board include his leadership and management skills, experience in the commercial and investment banking industry, predominantly in the technology sector, as well as his understanding of finance and capital markets. As Chairman, Mr. Woodward’s focus has been improving the quality of decision making at the Board level and strengthening the tone of good corporate governance.

CLASS III DIRECTORS

CONTINUING IN OFFICE WHOSE TERM EXPIRES AT THE 2013 ANNUAL MEETING

Name	Age	Position, Principal Occupation, Business Experience and Directorships
Walter O. LeCroy	76

Mr. LeCroy, who founded our Company, has been a member of the Board since 1964 and served as CEO and Chairman of the Board from the Company’s inception until 1985. Mr. LeCroy has served as Honorary Chairman of the Board since February 1999. He was instrumental in the development of LeCroy’s core WaveShape Analysis technology, which enables the capture, measurement and analysis of sophisticated electronic signals. Mr. LeCroy oversaw the establishment of an instrument design and production facility in Geneva, Switzerland, and spearheaded the international expansion of LeCroy’s sales and service operations throughout Europe, Japan and numerous other countries. Mr. LeCroy is the owner of Imaging Arts Corporation, an art gallery in Charleston, South Carolina. He holds a Bachelor of Arts degree in physics from Columbia University. Mr. LeCroy is a former board member and Chairman of the Foundation for Economic Education in Irvington, NY. He is currently the Board Chairman and a founder of the Bastiat Society, Charleston, SC, a 501(c) (3) educational foundation.

We believe Mr. LeCroy’s qualifications to serve on our Board include his more than 45 years of experience in the test and measurement industry, including as our founder, and his familiarity with LeCroy’s business. He leverages his direct engineering experience to provide valuable input on LeCroy’s technology roadmap, and his knowledge of the worldwide test and measurement market is beneficial in the development of the Company’s global marketing strategies. The Company’s oscilloscope successes in the market are largely due to his

Name	Age	Position, Principal Occupation, Business Experience and Directorships
		focus on advanced technology at the Board level. Mr. LeCroy is directly involved in the advanced technology development process at the Company, as he routinely travels abroad to visit with field personnel, customers and members of the trade press.

Robert E. Anderson	70

Mr. Anderson joined our Board as an independent director in July 1995. He served as President and Chief Executive Officer of GenRad, Inc., a manufacturer of electronic test systems, from 1988 to June 1993, and as Chairman in 1993. He was President of Omniken, Inc., a private consulting firm, from September 1993 through 2005. Currently, Mr. Anderson is an entrepreneur-advisor and a director of three private companies.

Mr. Anderson is a former Director of the National Association of Corporate Directors—New England and in September, 2011, will hold a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. He also is a former Director of the American Electronics Association, the Association for Corporate Growth, the Technology Capital Network at Massachusetts Institute of Technology (“MIT”) and the MIT Enterprise Forum of Cambridge Executive Board.

We believe Mr. Anderson’s qualifications to serve on our Board of Directors include his prior experience as a co-founder of a test and measurement company, as CEO of a public technology company and as a former or current director of twelve companies, mostly high-technology and venture capital funded organizations. His career experience includes managing high-technology sales, marketing, and product development, particularly in the test and measurement industry. He has Bachelor of Science degrees in Electrical Engineering and Industrial Management from MIT.

As the Chairman of our Audit Committee, Mr. Anderson provides leadership and financial oversight, in a challenging regulatory environment.

Thomas H. Reslewic	52

Mr. Reslewic has served as LeCroy’s chief executive officer since January 2002, following his appointment as President in October 2000. Since joining the Company in 1990 as a marketing director, Mr. Reslewic has played an increasingly significant role in implementing LeCroy’s growth strategy. As Chief Operating Officer from 1998 to 2001, he was responsible for building the oscilloscope business and leveraging the Company’s technology expertise in WaveShape analysis—the acquisition and analysis of complex electronic signals. Under Mr. Reslewic’s stewardship, LeCroy has enhanced its commitment to new product development. In January 2002, the Company launched its silicon germanium-based WaveMaster™ oscilloscopes, positioning the Company for the first time in high-end oscilloscopes. Mr. Reslewic joined our Board of Directors in January 2002.

Mr. Reslewic graduated from The College of the Holy Cross with a Bachelor of Science degree in physics and earned a Master of Business Administration from the University of Oregon. Prior to joining LeCroy, Mr. Reslewic spent eight years in sales and marketing management with Tektronix, Inc., a manufacturer of digital oscilloscopes.

Name	Age	Position, Principal Occupation, Business Experience and Directorships
We believe Mr. Reslewic’s qualifications to serve on our Board of Directors include an extensive understanding of all aspects of our business, including our people, products and customers, resulting from his two decades of service to LeCroy, which included various senior management roles prior to becoming our CEO. Mr. Reslewic has direct responsibility for overseeing the technology and product development activities of the Company, resulting in a strong product portfolio and increased market penetration.

CORPORATE GOVERNANCE

We are committed to good business practices and transparency in financial reporting and have long believed that good corporate governance is important to ensure that LeCroy is managed for the long-term benefit of its stockholders. We believe that the fundamental premise of our corporate governance is the independent nature of our Board and its commitment and responsibility to our stockholders. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and key members of management, by reviewing materials provided to them and by participating in Board and Committee meetings.

Our corporate governance principles have evolved over the years and we have implemented a number of practices and procedures to strengthen our corporate governance, including the following:

•	adopting Corporate Governance Guidelines;

•	amending the charters for our Audit, Compensation and Nominating/Governance Committees;

•

taking steps to ensure that a majority of the members of our Board of Directors and all of the members of all of the committees of our Board of Directors are independent under NASDAQ listing requirements and SEC rules;

•

maintaining defined selection criteria for new directors and the re-election of present directors to ensure integrity, experience and sound judgment in areas relevant to our business, a proven record of accomplishment, willingness to speak one’s mind and commit sufficient time to the Board, appreciation for long-term interests of stockholders, the ability to challenge and stimulate management and the ability to work well with fellow directors;

•

requiring that the independent members of our Board of Directors meet at least twice annually at regularly scheduled executive sessions at which only they are present (our Chairman of the Board presides over each session);

•

ensuring that all transactions between us and our officers, directors and affiliates must be on terms no less favorable to us than those that could be obtained from unrelated third parties and must be approved by a majority of the disinterested members of the Board of Directors;

•

revising our code of ethics entitled “Principles of Business Conduct Policy,” which applies to our officers, directors and employees, a copy of which is available on our website and requiring that all of our officers, directors and employees sign certifications with respect to their compliance with the Company’s policy;

•

supporting our Audit Committee in establishing a policy and procedure to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or audit matters, including a toll-free hotline;

•

establishing a goal that each current non-employee member of our Board of Directors own, (or within three years after joining the Board own), Common Stock of the Company with a value equal to three times their annual cash retainer. As of the date of this filing, each director owned sufficient shares to comply with this goal;

•

encouraging our Board of Directors to attend continuing education relevant to their duties and responsibilities on a periodic basis. During fiscal year 2011, several directors attended seminars. Currently, Mr. Chlebek holds a Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization, Mr. Woodward holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization and Mr. Scheerer holds a NACD Certificate of Director Education and is a 2011 NACD Governance

Fellow. Later this September, Mr. Anderson will also hold a Masters Professional Director Certification from the American College of Corporate Directors;

•	granting our Board of Directors and Board Committees the authority to retain independent advisors; and

•	implementing a more formal enterprise risk management process, including a matrix that is used by management and the Board to identify and monitor significant risks on a quarterly basis.

We will continue to review and, when appropriate, take additional steps in the future to continue to strengthen and develop our corporate governance practices to ensure that we are focused on the long-term benefit of our stockholders.

Structure and Role of the Board of Directors

Board Leadership Structure

Currently, the Company separates the role of Chief Executive Officer (“CEO”) and Chairman of the Board. The CEO has the primary responsibility of executing the Company’s strategy by providing leadership and direction to all executive officers. The Company’s performance against strategic objectives is monitored regularly through interactions between the CEO and his senior management team. The Chairman supports the CEO in executing the Company’s strategy, presides over meetings of the full Board and provides independent experience, expertise and oversight. The Board believes this leadership structure is appropriate for the Company and its stockholders at this time because it supports strategy development and execution and facilitates information flow between senior management and the Board of Directors.

The Board’s Role in Risk Management

The Board of Directors as a whole has the responsibility of risk oversight, ensuring that the risk management process developed by senior management is appropriate and properly executed. Additionally, the Board’s committees focus on risks which fall under their respective functions. For example, the Audit Committee focuses on financial and accounting exposures and compliance; the Compensation Committee monitors risks arising from compensation policies and practices; and the Nominating/Governance Committee oversees risks associated with the Company’s fiduciary responsibilities, which include board membership, board structure and corporate governance.

The Company’s management is responsible for the day-to-day management of risks. The Board regularly discusses significant risk exposures with senior management. At least quarterly, senior management presents the Board with information related to strategic matters, operational and financial performance, as well as the current business plan. Collaboratively, the Board and senior management work to assess risks related to the Company’s strategic objectives. The Company’s risks are reviewed and prioritized, which signifies a process of monitoring exposures. Risk oversight is also supported by reports from the Company’s internal audit function. A financial risk assessment is presented to the Audit Committee annually, which is used to develop the internal audit plan for the fiscal year.

The Company’s management maintains a formal enterprise risk management process, utilizing a matrix to clearly identify and continuously monitor significant exposures. The matrix allows for the documentation of key internal and external risks by type. Each risk is described, measured and scored based on criteria such as, impact, likelihood of threat and current overall risk evaluation. Each risk is assigned mitigating controls, a risk owner and oversight body (i.e. full board or specific committee). The enterprise risk matrix is considered a working document which is maintained by senior management and reviewed with the Board on a quarterly basis.

Attendance at Board and Committee Meetings; Director Independence

During fiscal year 2011, the Board of Directors held eleven full board meetings. During the fiscal year, each director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings of its committees of which he was a member. Because of the historically very limited stockholder attendance at our annual stockholders’ meetings, it is our policy that directors are not required to attend Annual Meetings. If a specific issue of likely interest to stockholders arises, one or more of the directors may be required to attend. One of the then-serving directors attended the 2010 Annual Meeting.

The Board has determined that Messrs. Anderson, Chlebek, Robertson, Scheerer, and Woodward, Chairman of the Board, are “independent” under the NASDAQ listing standards. Messrs. LeCroy and Reslewic are not “independent” and as a result, do not serve on the three standing committees of the Board discussed below.

Committees of the Board

In fiscal year 2011, the Board of Directors had a Compensation Committee, Audit Committee and Nominating/Governance Committee. The Board of Directors has determined that all committee members are “independent” under the NASDAQ listing standards.

Below is a summary of our committee structure and membership information:

Board Member	Audit Committee	Compensation Committee	Nominating/Governance Committee
Robert E. Anderson	C		M
Robert W. Chlebek (1)	M		M
Norman R. Robertson *	M	C
William G. Scheerer		M	C
Allyn C. Woodward, Jr. **		M

Legend:

* —	Financial Expert.
**	— Chairman of the Board.
M	— Member.
C	— Chairperson.

(1)	Mr. Chlebek will not stand for re-election at the 2011 Annual Meeting of Stockholders.

Compensation Committee

Principal Functions	Principal Functions include
1. To review our compensation and benefit policies; and to administer our stock incentive plans, including:	✓ setting compensation for our Chief Executive Officer and other senior officers;
✓ reviewing and approving annual and long-term incentive compensation programs for senior officers;
✓ evaluating performance against goals;
✓ determining payout amounts;
✓ approving terms of employment/separation agreements with senior officers; and
✓ approving any other agreements containing compensation or benefit provision related to a change in control.

2. To provide assistance to the Board of Directors in fulfilling their oversight responsibility, including:	✓ managing risks arising from the Company’s compensation policies and programs.

The Compensation Committee met eight times during fiscal year 2011. A copy of our Compensation Committee Charter is available in the investor relations section of our website (www.lecroy.com) through a link to our “Governance” section or SEC filings.

The Compensation Committee reviewed the Company’s compensation policies and programs, including stock incentive plans and concluded that they do not encourage inappropriate risk taking. This review was broad-based and resulted in the identification of several design features inherent in the Company’s compensation structure that reduce the likelihood of inappropriate risk taking.

The design features that mitigate risk in compensation policies and programs are as follows:

•

There is a balance between short-term and long-term incentive compensation. This is maintained by offering both fixed (cash) and variable (cash bonus and/or equity) compensation. By using competitive salaries as the fixed element, high risk is not taken to make up for compensation loss at the variable level.

•	There are caps set on incentive awards and historically there have been situations where no bonus amounts were paid out.

•	Equity ownership discourages excessive risk taking, as most awards vest over a four year term.

•	Bonus targets are not strictly based on revenue figures. Using operating profit places equal weight on revenue and cost structure, with a focus on longer term sustainability.

•	The bonus structure permits discretion.

•	Half year targets allow for change due to market conditions. This allows for a focus on longer term sustainability versus an “all or nothing” approach associated with short-term goals.

•	There are no guarantees when financial metrics are achieved. The Compensation Committee has the final authority to approve pay-outs.

The Company’s compensation structure has been consistent for many years and has not shown indications of inappropriate risk taking. The Committee believes that the Company’s compensation policies and programs have been effective in aligning management interests with stockholder value and pay with performance.

Audit Committee

Principal Functions	Principal Functions include
1. To review and pre-approve the engagement of our independent registered public accounting firm, including:	✓ pre-approval of audit and non-audit services and related fees.

2. To provide assistance to the Board of Directors in fulfilling their oversight responsibility, including:	✓ the integrity of our financial statements and financial reporting process as well as our systems of internal accounting and financial controls;
✓ the independence and qualifications of our independent registered public accounting firm; and
✓ our compliance with ethics policies and legal and regulatory requirements.

The Audit Committee met seven times during fiscal year 2011. For a description of the Audit Committee’s findings, see “Audit Committee Report” section of this Proxy Statement. The Audit Committee is governed by a charter approved by the Board of Directors. A copy of our Audit Committee Charter is available in the investor relations section of our website (www.lecroy.com) through a link to our “Governance” section or SEC filings.

Nominating/Governance Committee

Principal Functions	Principal Functions include
1. To ensure that the Board is properly constituted to meet its fiduciary obligations to us and our stockholders; and	✓ evaluating the size and composition of our Board and its committees;

2. To establish and follow appropriate governance standards, including:	✓ establishing the criteria for Board membership;
✓ identifying, evaluating and recommending to our Board candidates for nomination and election as members;
✓ identifying and recommending Board members qualified to fill vacancies on any committee of the Board;
✓ considering the performance of each director before recommending to the Board his or her nomination for an additional term as director;
✓ recommending to the Board any changes to the Company’s Corporate Governance Guidelines; and
✓ monitoring and making recommendations to the Board on matters relating to corporate governance.

The Nominating/Governance Committee met three times during fiscal year 2011. A copy of our Nominating/Governance Committee Charter is available on our website (www.lecroy.com) through a link to our “Governance” section or SEC filings.

Director Candidates

The Nominating/Governance Committee considers recommendations for Board nominations from many sources, including stockholders. If a stockholder would like to bring such a recommendation to the Nominating/Governance Committee’s attention, he or she should follow the submission procedures set forth under the Section entitled “Procedures for Submitting Stockholder Proposals and Nominations” section of this Proxy Statement. There is no difference in the manner in which the Nominating/Governance Committee evaluates nominees for director based on whether the nominee is recommended by a security holder, other party or executive search firm.

The Nominating/Governance Committee’s process for identifying and evaluating nominees is as follows: (1) in the case of incumbent directors whose terms of office are set to expire, the Nominating/Governance Committee reviews such directors’ overall service to the Company during their terms, including the director’s performance on the Board and its committees and the director’s qualifications and (2) in the case of new director candidates, either for newly created vacancies and/or expansion of the Board, the Nominating/Governance Committee uses its network of contacts to compile a list of possible candidates. The Nominating/Governance Committee may engage a professional search firm to recommend several candidates. The Committee will meet to discuss and consider nominee qualifications and then chooses a candidate or candidates to recommend to the Board of Directors.

Evaluating Nominees; Consideration of Diversity

In evaluating any potential nominees for election as a director of the Board, the Nominating/Governance Committee first determines whether the candidate meets all requirements of applicable laws, rules, regulations and listing standards. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, age, disability or any other basis proscribed by law. Although the Company does not have a formal policy on diversity, it is one of several factors the Nominating/Governance Committee considers during the review and selection process, as stated in the Nominating/Governance Committee Charter. The Nominating/Governance Committee values diverse qualifications and viewpoints, as this contributes to the overall effectiveness of our Board.

If a candidate meets the requirements of a director to our Board as prescribed by all applicable laws, rules, regulations and listing standards, then the Nominating/Governance Committee will consider and evaluate the candidate in light of the following attributes: (1) relevant knowledge and diversity of experience the candidate may possess in areas such as technology, engineering, marketing, product development/manufacturing, strategy, finance/accounting, treasury/banking, operational planning, international management and corporate governance; (ii) personal qualities of integrity, judgment, character and leadership; (iii) diversity of experience with businesses and other organizations of comparable size and other board memberships; (iv) the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would bring desirable expertise to the Board or any committee of the Board; and (v) whether the candidate is free of conflicts and has the time required to devote to the Board or any committee of the Board.

Specific qualifications that the Nominating/Governance Committee believes are necessary for one or more of the Company’s directors to possess include experience as a director on boards of public companies of similar or greater size and complexity, experience as a CEO or other senior executive and experience in product manufacturing, marketing/sales, finance, international business and technology. However, the Nominating/Governance Committee retains the right to modify these qualifications from time to time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee during the most recently completed fiscal year were Norman R. Robertson, William G. Scheerer and Allyn C. Woodward, Jr. No member of LeCroy’s Compensation Committee is now, or was during fiscal year 2011 or any time prior thereto, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during fiscal year 2011 pursuant to which disclosure would be required under applicable rules of the Securities and Exchange Commission pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board of Directors or Compensation Committee.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Executive Summary

In this section, we provide an overview and analysis of our compensation programs and policies, the significant compensation decisions we have made under those programs and policies, and the principal factors that we considered in making those decisions. More specifically, the compensation earned or paid in fiscal year 2011 to the individuals named in the Summary Compensation Table, whom we refer to as our named executive officers (“NEO”) is outlined in detail.

The goal of our executive compensation program is to retain and reward leaders who create long-term value for our stockholders. This goal affects the compensation elements utilized and our compensation decisions. We believe that our compensation program rewards sustained operating performance and leadership excellence, aligns the executives’ long-term interests with those of our stockholders and motivates executives to remain with the Company for long and productive careers built on their expertise. The discussion below is intended to assist in understanding the quantitative data provided in the Summary Compensation tables. It is important that both quantitative and qualitative factors are considered, in order to understand our compensation program as it relates to our NEOs.

The compensation of our executive officers in fiscal year 2011 was intended to focus executive performance on achieving critical business objectives. This performance was reflected in the compensation received by our executive officers.

Compensation Philosophy

Our general philosophy is to structure executive officer compensation to attract, motivate and retain senior management by providing an opportunity for competitive compensation based on appropriate market rates and the Company’s performance. Our compensation philosophy is designed to be competitive with comparable employers with which we compete for key talent and to promote performance based pay programs through the alignment of management’s incentives with the long-term interests of our stockholders. In general, our compensation strategy and programs have been developed with the desire for senior management to have a significant portion of their compensation connected directly to Company performance and the achievement of strategic business objectives.

How is executive compensation structured and why is it done that way?

Our strategy is to pay our executive officers base salaries that are competitive with peer organizations and competitors while providing incentives tied to the Company’s performance targets and long-term objectives.

The annual compensation opportunity consists of each executive officer’s base salary along with employee benefits and limited perquisites, as well as annual bonuses linked to performance targets and the expected economic incentive of any long-term stock-based awards. The amount of each executive officer’s actual performance based bonus and realizable value of equity compensation awards is dependent upon the Company’s performance, and is designed to encourage executives to be long-term stockholders. In general, the total target performance based bonus compensation opportunity for executive officers is structured so that the target performance based bonus is approximately twenty-five to thirty-eight percent of the total base compensation and performance based bonus compensation.

The fixed compensation component consists primarily of an executive officer’s base salary, but also includes employee benefits that are generally made available to all employees, along with limited executive perquisites, primarily in the form of automobile related benefits.

The annual bonuses are awarded under the Performance Based Executive Bonus Plan which is designed to reward company-wide performance, product-line, or geographic specific performance by linking potential awards with pre-approved financial or performance targets to certain strategic objectives. The incentive based compensation component for our NEOs also includes long- term stock-based compensation whose value is dependent upon long-term appreciation in stock price. The long-term stock-based incentives for our executive officers are primarily in the form of stock appreciation rights (“SARs”), settled in cash upon exercise.

How do we set executive compensation?

The Compensation Committee considers a variety of individual and corporate factors in assessing our executive officers and making informed compensation decisions. It is the Committee’s responsibility to ensure that the Company’s executive compensation program is achieving its objectives. The Compensation Committee independently reviews each executive officer, including salary history. This review is conducted in the context of total executive remuneration and the desired mix of fixed and variable compensation elements. On an annual basis, the Compensation Committee reviews and evaluates the performance of the Chief Executive Officer (“CEO”) relative to approved goals and objectives established by the Board of Directors. Based on this evaluation, the Compensation Committee sets the CEO’s annual compensation including salary, bonus, and long-term stock-based compensation.

For executive officers other than the CEO, in evaluating individual performance and in setting compensation levels and incentive opportunities, the Committee considers input and recommendations from the CEO. The CEO makes individual compensation recommendations for the executive officers to the Compensation Committee for its review, consideration and determination. In developing compensation recommendations for the executive officers, the CEO takes into account a variety of factors including, but not limited to: current worldwide economic state; individual performance and experience; corporate, geographic and product-family financial performance; achievements against strategic objectives; external market data and trends; and input from members of the Board of Directors with respect to individual executives and general knowledge of the industry and geographical differentiation.

Senior management, including the CEO and Chief Financial Officer (“CFO”), typically attend and participate in regularly scheduled meetings of the Compensation Committee except for private Executive Sessions, where only Committee members are present. The Compensation Committee believes that senior management’s participation in Committee meetings is an integral aspect to the collaborative process of designing the structure of executive compensation and compensation programs and in setting executive compensation levels. The executive officers, including the CEO, do not recommend or determine any element or component of their own pay package or total compensation amount.

How do we review executive compensation?

The Compensation Committee reviews, at least annually, each executive’s base pay, bonus, and equity incentives. The Compensation Committee may periodically retain an independent executive compensation consultant, if deemed necessary, to assist in the review and to provide competitive market information with regard to the CEO’s and other executive officers’ total compensation.

The Compensation Committee makes use of comparable company analysis and broad surveys as a market check after determining the values associated with base, bonus and equity compensation components. The Compensation Committee compares the peer companies’ executive compensation programs as a whole, and also compares the pay of individual executives, if the scope and responsibilities of the jobs are sufficiently similar. The Compensation Committee uses the peer group data primarily to ensure that the executive compensation program as a whole is competitive, meaning generally within a broad range of median pay of the peer group companies.

The Compensation Committee retained Pearl Meyer & Partners (“Pearl Meyer”) as its independent executive compensation consultant. Pearl Meyer was engaged directly by the Compensation Committee and, among other things, assists the Compensation Committee in reviewing executive compensation. Periodically, and at the Committee’s request, Pearl Meyer provides competitive market information to the Compensation Committee with regard to the CEO’s and other executive officers’ total compensation but does not recommend pay programs and pay level changes. This market data, is shared with senior management, for management’s input, and is provided to the Compensation Committee. The Compensation Committee makes use of benchmarking for base, bonus and equity compensation programs.

The benchmarking analysis, conducted by Pearl Meyer and reviewed by the Compensation Committee, generally includes a peer group of other, high quality, similarly sized electronic instrument manufacturers, with mean revenue of approximately $230 million. The primary peer group includes the following United States-based companies:

Bel Fuse Inc.	Keithley Instruments *	Rudolph Technologies
Cascade Microtech	LTX—Credence	Standard Microsystems
Cohu Inc.	Measurement Specialties	Zygo Corp
Electro Scientific Industries	Mercury Computer Systems
Ixia	Nanometrics

*	Now a subsidiary of Danaher Corporation.

In order to obtain additional perspective of our larger peers, the Compensation Committee benchmarks a few additional peer companies, including Agilent Technologies Inc., JDS Uniphase Corporation (who acquired the Network Tool Business from Finisar Corporation) and Tektronix Inc., now a subsidiary of Danaher Corporation.

While the Committee believes that competitive market information is useful for comparative purposes, we believe that an effective compensation program requires Committee judgment and may be subjective, as consideration is made for individual performance. The Committee strives to balance the programs’ philosophy with rewarding performance and retaining valued employees.

Do any executive compensation policies present material risk to the Company?

The Compensation Committee assisted the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s executive compensation policies and programs. The Compensation Committee reviewed the Company’s compensation policies and programs in total, including stock incentive plans and concluded that they do not encourage inappropriate risk taking. The Company’s compensation structure has been consistent for many years and has not shown indications of inappropriate risk taking. The Committee believes that the Company’s compensation policies and programs have been effective in aligning management interests with stockholder value and pay with performance. Additionally, there are design features that mitigate risk in compensation policies and programs, as discussed previously, under the “Compensation Committee” section.

Elements of Executive Compensation for Fiscal Year 2011

As described above, under the heading “Executive Summary”, the executive compensation program consists of a mix of fixed remuneration, in the form of base salary, and variable compensation elements, comprised of annual incentive programs and long-term stock-based incentives opportunities. In addition to these core remuneration elements, we provide our executive officers with limited perquisites and personal benefits and the same broad-based employee benefits that are generally available to all U.S. employees. Our named executive officers are not covered under a supplemental executive retirement plan or non-qualified deferred compensation arrangement.

Base Salary

Base salary is the guaranteed or fixed element of an executive officer’s annual cash compensation. Base salary levels reflect individual experience, skills, qualifications, responsibilities, performance, contribution, potential, and other relevant factors such as internal equity considerations, retention and attraction of executive talent. The Compensation Committee generally considers whether the executive officer’s base salary should be increased based on individual performance with a view toward ensuring that the base salary is competitive with that of executives in peer companies with comparable roles and responsibilities.

From time to time, with assistance from an independent compensation consultant, the Compensation Committee sets a general range for base salary increases, as well as a target average for the collective pay increases for the CEO and other executive officers. In addition, the Committee solicits the CEO’s recommendation with respect to the pay increase, or no pay increase, if appropriate, for the other executive officers. The CEO does not make a recommendation as to his own salary. The Compensation Committee determines base salaries factoring in the guidance and recommendations received, but are under no obligation to accept such guidance or recommendations.

In determining executive base salaries for fiscal year 2011, the Compensation Committee, in collaboration with senior management, followed the general process and guidelines as described under the heading “How do we set executive compensation?” in the preceding section.

Executive Performance-Based Annual Incentive Plans

Fiscal Year 2011 Performance Based Plans

We believe a significant portion of an executive’s annual compensation opportunity should be variable, or “at risk”, in order to help drive the desired financial results. The purpose and objectives for the design of the Company’s Executive Incentive Plan is summarized as follows:

•	More closely align executive incentive opportunities with our financial and strategic objectives for the Company;

•	Achieve the desired attraction and retention of key executive talent through meaningful and competitive incentive opportunities tied to our financial performance;

•	Through the achievement of difficult stretch objectives, deliver upside incentive opportunities for superior operational performance; and

•	Through the above, increase the alignment of executive incentive opportunities with the long-term interests of our stockholders.

The Fiscal 2011 Executive Bonus Plan was designed as separate bonus programs based on Company financial performance objectives and geographic regional contribution margins, along with bookings objectives. The programs were established with two discrete half-year incentive plans, Half-One and Half-Two, each with its own objectives and incentive opportunities.

The bonus programs for the NEOs in Fiscal Year 2011 were as follows:

Plan Name	Financial Metrics
Fiscal 2011 LeCroy Plan	• Increasing Company Non-GAAP Operating Income

Fiscal 2011 Asia-Pacific Sales Plan	• Increasing Asia-Pacific Non-GAAP Product-line Contribution Margin

• Upside for higher Product-line Bookings

Fiscal 2011 EMEA and Americas Sales Plan (Half-One)	• Increasing EMEA + Americas Non-GAAP Product-line Contribution Margin

• Upside for higher Product-line Bookings

Fiscal 2011 World-wide Sales Plan (Half-Two)	• Increasing World-wide Non-GAAP Product-line Contribution Margin

• Upside for higher Product-line Bookings

The fiscal 2011 Executive Bonus Plan, and the separate bonus programs outlined above, is a cash-based incentive compensation plan that is based on achieving specified Company performance criteria. While payouts under the Plan are generally cash-based, payouts may, at the discretion of the Compensation Committee, be in the form of shares of our common stock, or a combination of cash and common stock. As a prerequisite to paying any bonuses to our NEOs, such officers must exceed expected individual performance criteria. Next, as long as the pre-established Company performance targets are achieved, subject to Compensation Committee review and approval, payments to the NEOs, under the Executive Bonus Plan, occur following the end of the first half of the fiscal year for Half-One, and for Half-Two, following the end of the fiscal year, subject to audited annual financial statements.

For NEO, their total annual target bonus opportunity is set by the Compensation Committee. For each discrete half year plan, Half-One and Half-Two, the target bonus is one-half of the total annual target bonus opportunity for each named executive officer. For each of our NEOs, the annual target bonus opportunity, pay-out amount earned and the maximum bonus opportunity for fiscal 2011 performance based plans are outlined below:

Name	Fiscal 2011 Target Bonus Opportunity	Fiscal 2011 Performance Based Pay-out Earned	Fiscal 2011 Maximum Bonus Opportunity	NEO Fiscal 2011 Bonus Plan Participation
Thomas H. Reslewic	$233,200	291,500	408,100	100% LeCroy Plan
Sean B. O’Connor	125,000	156,250	218,750	100% LeCroy Plan
Conrad J. Fernandes	80,000	133,785	160,000	100% Asia-Pacific Sales Plan
Roberto Petrillo (a)	135,100	152,580	270,200	100% EMEA + Americas Plan (Half-One) & 100% WW Sales Plan (Half-Two)
David C. Graef	83,200	104,000	145,600	100% LeCroy Plan

(a)	The amounts reflect Euro amounts translated to US dollars at a conversion rate of Euro 0.7326 to USD $1.00, the year to date average of fiscal year 2011.

Fiscal Year 2011 Performance Metrics and Goal Setting Process

The annual executive bonus plan was established and administered under the authority of the Company’s Executive Incentive Plan, as approved by stockholders at the 2005 Annual Meeting of Stockholders on October 26, 2005. It is the policy of the Compensation Committee that, to the extent possible, an award granted under the Executive Incentive Plan is structured so that it meets the “performance-based” criteria as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended, and therefore is not subject to federal income tax deduction limitations. The Compensation Committee has the right to waive pre-established performance criteria in granting incentive compensation.

Our process for determining financial metrics and goals remains consistent with our prior practices. Performance metrics and goals for a performance year, including those established for each half of fiscal year 2011, are based on and derived directly from the Company’s semi-annual business plans for the year which are developed and approved by our Board of Directors in collaboration with senior management. The semi-annual financial and operational plans are developed through a highly rigorous methodology, represent the collective view of senior management and our Board of Directors for the year’s potential performance of individual product-lines, geographic bookings and the Company overall, and reflect anticipated opportunities, risks and challenges for our business. All elements of the business plans are thoroughly evaluated by senior management and our Board of Directors through an iterative and collaborative process which culminates with the Board’s approval of the semi-annual financial and operational plans for the fiscal year.

At the end of a given fiscal year, the Compensation Committee requests a model bonus plan from senior management that is based on the Company’s semi-annual financial and operational plans for the upcoming fiscal year, which is developed through the process described above.

The Compensation Committee utilizes the preliminary bonus plan to establish an executive bonus plan for the following fiscal year, while endeavoring to establish performance criteria so that the relative difficulty of performance goals is evaluated year over year, considering the economic environment. As described above, the Board of Directors establishes the financial goals at the end of the prior fiscal year based on the semi-annual operational and financial plans. Consistent with past practice and based on criteria established at the beginning of the performance period, infrequent or unusual adjustments such as realignment and restructuring charges, asset impairments, share-based compensation, or one-time gains and losses are excluded from the calculation of certain financial metrics in both establishing targets and measuring results (i.e. “Non GAAP results”). Senior management discusses any infrequent or unusual transactions with the Compensation Committee. On a case-by-case basis, the Compensation Committee considers the nature and impact of any such transactions or other unusual adjustments in the context of the pre-set performance goals, as appropriate. At the end of the performance period, the Compensation Committee has discretion to make positive or negative adjustments to award payouts.

Level of Difficulty and Competitive Harm Analysis

The fiscal year 2011 financial goals were set at levels that reflected our internal, confidential business plans at the time the executive targeted incentive opportunities were established and are consistent with the ranges we have publicly disclosed for 2011. It is the belief of the Company and the Compensation Committee that establishing financial and operational objectives consistent with our publicly disclosed guidance aligns executive incentive opportunities and actual payouts with our stockholders’ performance expectations.

Due to the challenging nature of our Executive Incentive Plan performance goals, including those established for fiscal year 2011, there is significant risk that the actual pay-outs may be below threshold amounts or may not be paid at all. However, it is also the Compensation Committee’s philosophy to provide meaningful rewards for superior financial and operational performance, and as such, actual payouts above target opportunities are possible for outperforming our challenging performance goals.

We recognize the importance of providing performance-related information to our stockholders and in doing so, we consider both materiality and the risk of providing the marketplace with information that may put us at a competitive disadvantage. We have not disclosed specific quantitative targets under our incentive plans because we believe these targets involve confidential commercial information, the disclosure of which would result in competitive harm. In accordance with Instruction 4 of Item 402(b) of Regulation S-K, we do not believe that disclosure of specific quantitative targets is required nor do we believe that this information is material and necessary to gain an understanding of our compensation policies and practices specific to our NEOs. Disclosure of specific quantitative targets of Non-GAAP operating income, Non-GAAP Product-line Contribution Margins and Product-line Bookings could be used by a competitor, customer and/or distributor, vendors and suppliers as a means to extract information regarding the Company’s confidential operating and financial objectives that they could use to our detriment.

We believe the financial metrics established under the Company’s plans for cash-based incentive compensation are intended to be challenging, yet attainable based on historical performance and future expectations. They are designed to achieve substantial and sustained performance, aligned with the Company’s objectives. The fact that targets are set to be challenging is demonstrated by the fact that no executive met their fiscal 2007 target, resulting in no incentive payment, and that most executives received a fraction of their target fiscal 2009 bonus payment. The fiscal 2011 financial metrics were based on internal and confidential business plans and were consistent with the information we publicly disclose, in order to align executive incentive opportunities and pay-outs with stockholders’ performance expectations.

In the section that follows, we outline the financial metrics and goals and the corresponding incentive opportunities, for Half-One and Half-Two under each bonus program.

LeCroy Plan

The Fiscal 2011 LeCroy Plan was established with Non-GAAP operating income as the primary financial metric utilized for both Half-One and Half-Two. For both Half-One and Half-Two, Non-GAAP operating income goals were established with a target and a maximum performance level with corresponding incentive opportunities for each level of performance. The percentage of the amount to be paid out was adjusted according to the percentage achievement of the Non-GAAP operating income goals and actual payouts were linear between the extremes of target and maximum performance. Non-GAAP operating income performance results below target levels resulted in no payout. There is no increased payout for achieving above maximum Non-GAAP operating income performance.

The tables below illustrate the financial performance goals and the corresponding incentive opportunity ranges for each of the Half-One and Half-Two plans under the Fiscal 2011 LeCroy Plan.

Non-GAAP Operating Income

	Half-One Threshold/ Target	Half-One Maximum	Half-Two Threshold/ Target	Half-Two Maximum
Level of Financial Performance Relative to Financial Goal	100%	136%	100%	142%
Resulting Payout for Assigned Amount	100%	150%	100%	200%

Sales Plans

The primary purpose of the Asia-Pacific, EMEA + Americas and World-wide Sales Plans is increasing Non-GAAP contribution margin with upside incentive opportunities awarded for above target performance in regional product-line bookings. The percentage of the amount to be paid out was adjusted according to the percentage achievement of the Non-GAAP Product-line contribution margin goals and actual payouts were linear between the extremes of target and maximum performance.

Asia-Pacific Sales Plan

Mr. Fernandes was the only NEO participating in the Fiscal 2011 Asia-Pacific Sales Plan. The table below illustrates the financial performance goals and the corresponding incentive opportunity ranges under the Plan.

Non-GAAP Product-line Contribution Margin

	Half-One Threshold/ Target	Half-One Maximum	Half-Two Threshold/ Target	Half-Two Maximum
Level of Financial Performance Relative to Financial Goal	100%	100%	100%	100%
Resulting Payout for Assigned Amount	100%	100%	100%	100%

Product-line Bookings—Upside Incentive

(Target Non-GAAP Product-line Contribution Margin Achievement Required)

	Half-One Threshold/ Target	Half-One Maximum	Half-Two Threshold/ Target	Half-Two Maximum
Level of Financial Performance Relative to Financial Goal	100%	120%	100%	*
Resulting Payout for Assigned Amount	0%	100%	0%	*

*	A 1.5% upside bonus payout is to be paid for product-line bookings above target.

EMEA + Americas Sales Plan (Half-One) and World-wide Sales Plan (Half-Two)

Mr. Petrillo was the only named executive officer participating in the Fiscal 2011 EMEA + Americas Sales Plan in Half-One and the World-wide Sales Plan in Half-Two. The table below illustrates the financial performance goals and the corresponding incentive opportunity ranges for this Plan.

Non-GAAP Product-line Contribution Margin

	Half-One Threshold/ Target	Half-One Maximum	Half-Two Threshold/ Target	Half-Two Maximum
Level of Financial Performance Relative to Financial Goal	100%	100%	100%	100%
Resulting Payout for Assigned Amount	100%	100%	100%	100%

Product-line Bookings—Upside Incentive

(Target Non-GAAP Product-line Contribution Margin Achievement Required)

	Half-One Threshold/ Target	Half-One Maximum	Half-Two Threshold/ Target	Half-Two Maximum
Level of Financial Performance Relative to Financial Goal	100%	120%	100%	*
Resulting Payout for Assigned Amount	0%	100%	0%	*

*	A 1.5% upside bonus payout is to be paid for product-line bookings above target.

Fiscal 2011 Executive Incentive Plan Performance and Payouts

The Compensation Committee evaluated actual fiscal 2011 performance and results against the specific fiscal 2011 Company financial performance objectives, product-line specific financial performance objectives, and geographic regional booking objectives for each of the Half-One and Half-Two incentive plans. The

Committee reviewed the level of achievement for each objective and approved the overall assessment for each NEO, based on recommendations from the CEO. For each of the incentive programs discussed above, the following section details actual performance and the resulting assigned amount payouts approved by the Compensation Committee. Actual fiscal 2011 bonus payouts for each of our named executive officers are provided in the Summary Compensation Table (in the column titled “Non-Equity Incentive Plan Compensation”), immediately following the Compensation Discussion and Analysis.

Fiscal 2011 LeCroy Plan

For Half-One and Half-Two, respectively, the Company’s non-GAAP operating income performance achievement corresponded with 168% and 161% of the target objectives. As provided in the Plan, Half-One’s 168% bonus achieved was capped at the maximum payout of 150%. The Half-Two amount was reduced from the 161% bonus achieved to 100%, which resulted from management’s recommendation, and Compensation Committee agreement, to reduce the payout for NEOs in the LeCroy Plan to 100%.

Fiscal 2011 Asia-Pacific Sales Plan

The Asia-Pacific contribution margin target objectives were achieved for Half-One and Half-Two, resulting in a payout of 100% of the assigned contribution margin amounts. In addition, up-side product line bookings were achieved, in each half, resulting in up-side bonus pay-outs of 100% and 35%, respectively, of the assigned amount.

Fiscal 2011 EMEA & Americas Sales Plan (Half-One) and World-wide Sales Plan (Half-Two)

The EMEA & Americas and World-wide contribution margin target objectives were achieved for Half-One and Half-Two, resulting in a payout 100% of the assigned contribution margin amounts. In addition, up-side product line bookings were achieved, in each half, resulting in up-side bonus pay-outs of 27% and 4%, respectively, of the assigned amount.

Elements of Executive Compensation for Fiscal Year 2012

As described above, under the heading “Executive Summary”, the executive compensation program consists of a mix of fixed remuneration, in the form of base salary, and variable compensation elements, comprised of annual incentive programs and long-term stock-based incentives opportunities. In determining executive base salaries for fiscal year 2012, the Compensation Committee, in collaboration with senior management, followed the general process and guidelines as described under the heading “How do we set executive compensation?” and “How do we review executive compensation?” in the preceding section.

During the July 2011 Compensation Committee meetings, with the assistance and advice of Pearl Meyer, the Committee set the following salary and target annual incentive amounts for fiscal 2012:

Name	Base Salary	Target Bonus
Thomas H. Reslewic	$424,000	$424,000
Sean B. O’Connor	280,000	200,000
Conrad J. Fernandes	235,000	100,000
Roberto Petrillo (a)	280,000	200,000
David C. Graef	250,000	150,000

(a)	The Base Salary and Target Bonus amounts reflect Euro amounts translated to US dollars at a conversion rate of Euro 0.7143 to USD $1.00.

Long-Term Equity-Based Compensation

Overview

LeCroy appreciates the significance of establishing an effective and meaningful alignment between LeCroy’s executive officers, as well as other key employees, and its stockholders. To create this desired alignment, the Company strongly believes in the value of utilizing equity-based compensation as an integral part of our executive compensation program. The plans are designed to encourage senior executives to be long-term stockholders. The intent of the plans is to provide executives with long-term incentive (“LTI”) opportunities which are significant and larger than the cumulative annual bonus amounts, however, the realizable value requires a much longer time frame and meaningful long-term growth in the market price of our common stock to achieve.

The Company utilizes a mix of stock options, restricted shares and SARs to provide long-term incentives for non-executive employees. Our equity-based compensation plans are designed to provide long-term incentives to our executive officers and other employees that are aligned with the interests of LeCroy’s stockholders. A long-term perspective is established by the future vesting of SARs, options or restricted shares. Awards granted to key employees and other non-executive employees are based upon management’s specific recommendations, and are subject to the review and approval by the Compensation Committee. The size and frequency of the time-vested options and restricted share awards granted to key employees and other non-executive employees are based on level of responsibility, Company performance as a whole and the employee’s individual performance.

Our equity-based plan grants to executive officers are generally awarded after the fiscal year results are disclosed to stockholders, are granted at the grant-date market price and vest annually in 25% increments over four years, however, vesting periods may differ, at the discretion of the Compensation Committee.

Stock Appreciation Rights—Long-Term Incentive Awards—Setting Executive Awards

LeCroy adopted the 2007 Stock Appreciation Plan to ensure that our equity-based compensation program for executive officers achieves our desired objectives for retention, market competitiveness, and the alignment of executives’ long-term pay opportunity with the long-term interests of our stockholders. In order to achieve our objectives, we have established targeted levels of executive unvested equity ownership as a percentage of the range of competitive annual LTI opportunities in the market place. This targeted competitive range is meant to reflect the outstanding unvested equity ownership value for each executive officer, and corresponds with the four-year vesting cycle we have adopted for executive SARs awards. We believe that this targeted level of executive unvested equity ownership is appropriate given our four-year SARs award vesting schedule and our desired retention, incentive and stockholder alignment objectives.

In addition to targeting desired levels of executive unvested equity ownership, the actual level of equity-based awards granted to our executive officers in any given fiscal year are impacted by Company and individual performance, which facilitates the achievement of our pay and performance alignment objectives. Although the LTI program seeks to promote our objectives through delivering meaningful levels of unvested equity ownership, our pay for performance philosophy and objectives are also achieved through the inherent performance-based nature of SARs. SARs awards will only provide realizable value to the executive officers if we are successful in delivering stockholder performance through share price improvement above the grant date exercise price for each individual SARs grant.

The process for determining executive officer LTI awards in any given fiscal year is summarized as follows:

•	For each executive officer, the Compensation Committee establishes a targeted competitive range of unvested equity ownership;

•

Unvested equity ownership targets are based on published competitive market data for executives in similar positions, with comparable levels of scope and responsibility, and reflect similarly sized organizations within the manufacturing and technology industries as well as the broader general industry;

•	For each executive officer, the Compensation Committee evaluates unvested equity ownership positions versus these targeted levels;

•

Individual performance for the fiscal year is assessed by the CEO for each executive officer other than the CEO and is provided to the Compensation Committee, while the CEO’s individual performance is assessed directly by the Compensation Committee and is communicated to the CEO;

•

As prescribed by each executive officer’s unvested equity position and individual performance assessment, the CEO determines, for each executive officer, other than the CEO, where within the targeted competitive range the annual award is to be granted; following the same process, the Compensation Committee calibrates the CEO’s annual award; and

•	The Compensation Committee, in its sole discretion, determines and approves the final LTI awards to be granted to each executive officer for the fiscal year.

The Compensation Committee did not grant SARs in fiscal year 2011. The Compensation Committee granted 30,000 non-qualified stock options, vesting over four years, to Mr. Petrillo as a result of his promotion to Vice President, Sales World-wide.

Incentive Awards—FY 12 Grants

The Compensation Committee, with the assistance and advice of Pearl Meyer, granted long-term incentive awards. On August 17, 2011, the Compensation Committee granted cash-settled SARs which shall vest over a four year period with an exercise price of $8.82 per share. The grant date fair value of the SARs was approximately $4.51. Based on the determination process described above, the SARs granted were as follows:

Name	Number of Shares Granted
Thomas H. Reslewic	175,000
Sean B. O’Connor	105,000
Conrad J. Fernandes	50,000
Roberto Petrillo	94,000
David C. Graef	66,000

In order to retain, reward and encourage future service of key executives, and to further align executives with shareholders, the Committee using its sole discretion, granted a one-time bonus, representing 25% of full year historic bonus, to be awarded in restricted stock which vested 50% at the grant date and 50% one year thereafter. The August 17, 2011 restricted stock granted was as follows:

Name	Number of Shares Granted
Thomas H. Reslewic	6,610
Sean B. O’Connor	3,543
David C. Graef	2,358

Perquisites and Other Benefits

As part of providing a competitive executive compensation program, the Company provides the CEO, CFO and the NEOs with certain perquisites, including an option for a leased automobile and an executive physical exam, which the Company and the Committee believe are reasonable and consistent with the Company’s overall compensation program. The Committee reviews annually the levels of perquisites provided to the NEOs. Additional information regarding perquisites and benefits for the NEOs during fiscal year 2011 can be found under the section “All Other Compensation” from the “Summary Compensation Table” section of this Proxy Statement.

Named executive officers also participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance and the Company’s 401(k) Plan, as well as a foreign defined contribution plan.

Separation Agreements and Termination Related Benefits

Separation Agreements

Named executive officers do not have employment contracts. Consistent with our approach of rewarding performance, employment is not guaranteed, as a result the Company or a named executive officer may terminate the employment relationship at any time. However, each of our named executive officers has separation agreements.

In August 2004, the Company entered into separation agreements with each of the Company’s named executive officers, which provide for certain rights, compensation, benefits and responsibilities in the event the executive’s employment with the Company is terminated. Under each agreement, in the event the executive is terminated by the Company with “just cause,” the executive shall not be entitled to any severance or other compensation other than any base salary or target bonus which has been earned but not yet paid on the date of termination.

In the event the executive is terminated by the Company without “just cause” or terminates his employment with “good reason”, other than “good reason” in connection with an “acquisition,” “change of control” or “hostile takeover” (each as defined in the Company’s 2003 Stock Incentive Plan, 2008 Stock Incentive Plan and 2007 Stock Appreciation Right Plan), the Company shall pay to the executive any base salary or target bonus which has been earned but not yet paid on the date of termination and, so long as the executive provides the Company with a full release of all claims, the executive will be entitled to the following benefits:

•	The Company shall pay the executive the number of months of base salary and bonus set forth opposite the executive’s name in the below table;

•	The Company shall continue the executive’s medical, dental and life insurance for the same number of base salary months (to the extent permitted under the relevant plans);

•

All stock options and SARs held by the executive shall be exercisable to the extent then vested as permitted under the applicable plans and related agreements, and all restricted stock held by the executive shall vest on a pro rata basis based on the time elapsed from the date of grant until the date of termination, calculated to the next nearest calendar month, and any such stock options and stock appreciation right may be exercised within the time period permitted under the applicable plan;

•	The Company shall provide the executive with outplacement counseling services;

•

Specific to Mr. Reslewic, the Company shall pay a gross up payment, in the event he is subject to any excise tax on any severance payment so that he is in the same after-tax financial position he would have been in if he had not incurred such tax liability.

In addition to the above benefits, in the event the executive terminates his employment with “good reason” in connection with an “acquisition,” “change of control” or “hostile takeover” (each as defined in the Company’s 2003 Stock Incentive Plan, 2008 Stock Incentive Plan or 2007 Stock Appreciation Right Plan), all stock options, stock appreciation rights and restricted stock held by the executive shall automatically vest and may be exercised within twelve months notwithstanding the time period permitted under the applicable plan.

In the event the executive terminates his employment for other than “good reason,” the Company shall pay to the executive any base salary or target bonus which has been earned but not yet paid on the date of termination and the executive shall be entitled to any rights he may have under his stock option agreements, stock appreciation right agreements and restricted stock agreements with the Company.

On termination of an executive’s employment as a result of death or permanent disability, the Company shall pay to the executive or his estate any base salary or bonus which has been earned but not yet paid on the date of termination and the executive or his estate shall have a maximum of twelve months to exercise any restricted shares, options or stock appreciation right awards.

There are no severance payouts to named executive officers who voluntarily resign their positions.

Restrictive Covenants

Unless a named executive officer terminates his employment for “good reason” and such “good reason” was termination or certain relocation by the Company within two years after an “acquisition,” “change of control” or “hostile takeover,” after the termination of his employment, for the number of months set forth opposite the executive’s name below, the executive is subject to restrictions on the following activities:

•	Engaging in any commercial activity that competes with the business of the Company;

•	Solicitation of business with any person or organization engaged in a competing business or any customer or client of the Company; and

•	Solicitation of any person who was employed by the Company at any time during the six-month period ending on the date of termination of the executive’s employment.

Executive	Months of Base Salary in the Event of Termination Without Just Cause or for Good Reason	Months of Bonus in the Event of Termination Without Just Cause or for Good Reason	Months of Non-Competition and Non-Solicitation of Customers	Months of Non-Solicitation of Employees
Thomas H. Reslewic	24	24	24	24
Sean B. O’Connor	12	12	12	12
Conrad J. Fernandes	12	12	12	12
Roberto Petrillo	12	12	12	12
David C. Graef	12	12	12	12

Potential Payments Upon Termination or Change of Control

The separation agreements with each of the named executive officers provide that, if, within two years following a “Change of Control,” their employment is terminated without “Just Cause” or they terminate their employment for “Good Reason” as all such terms are defined in each separation agreement, we are obligated to make salary continuation payments for loss of the executive’s employment for a period of time after such termination.

Messrs. O’Connor, Fernandes, Graef and Petrillo continuation payments are limited to a twelve month period and Mr. Reslewic’s continuation payments are twenty four months. A “Change of Control” is defined to include a change in a majority of our board of directors, consummation of certain mergers, the sale of all or substantially all of our assets or the acquisition of at least 50% of the undiluted total voting power of our then outstanding securities. See “Separation Agreements” included above for additional details regarding Change of Control payments.

The following table provides quantitative disclosure of payouts to named executive officers assuming involuntary termination without cause, retirement, death, disability or a change-in-control and associated triggering events on July 2, 2011, and the price per share of our common stock is the closing market price on that date.

Executive	Severance Payments (USD) (a)	Severance Related Benefits (USD)	Market Value of Stock Awards (USD) (b)
Thomas H. Reslewic	$1,314,400	$186,560	$3,692,190
Sean B. O’Connor	400,000	60,500	1,058,500
Conrad J. Fernandes	366,000	62,920	689,625
David C. Graef	312,000	50,336	1,064,005
Roberto Petrillo (c)	468,600	63,800	1,269,405

(a)	The amounts represent base salary and bonus.
(b)	The amounts represent the intrinsic value (that is, the value based on the price of LeCroy’s common stock minus the exercise price) of stock appreciation rights.
(c)	The severance payments and severance related benefits reflect Euro amounts translated to US dollars at a conversion rate of EUR 0.6896 to USD $1.00, the spot rate on July 2, 2011.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to the Chief Executive Officer and the Chief Financial Officer of LeCroy for the fiscal year ended July 2, 2011 and certain other executive officers who were most highly compensated in fiscal year 2011 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option/ SAR Awards (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (6)	Total
Thomas H. Reslewic	2011	$424,000	—	—	—	$291,500	—	$43,000	$758,500
President, Chief Executive Officer	2010	404,400	—	—	—	265,382	—	34,850	704,632
	2009	407,500	—	—	3,308,880	75,790	—	25,274	3,817,444

Sean B. O’Connor	2011	$275,000	—	—	—	$156,250	—	$16,650	$447,900
Chief Financial Officer, Secretary and Treasurer	2010	223,200	—	—	—	100,599	—	—	323,799
	2009	225,000	—	—	727,490	28,730	—	13,689	994,909

Conrad J. Fernandes	2011	$235,000	—	—	—	$133,785	—	$79,205	$447,990
Vice President, Sales Asia Pacific	2010	226,000	—	—	—	60,000	—	73,253	359,253
	2009	224,700	—	—	511,670	13,000	—	64,905	814,275

David C. Graef	2011	$228,800	—	—	—	$104,000	—	$25,181	$357,981
Vice President, Chief Technology Officer	2010	218,200	—	—	—	94,682	—	16,445	329,327
	2009	220,100	—	—	790,490	27,040	—	20,930	1,058,560

Roberto Petrillo (7)	2011	$268,500	—	—	198,600	$152,580	—	$57,710	$677,390
Vice President, Sales World-wide	2010	253,848	—	—	—	166,683	—	46,458	466,989
	2009	254,300	—	—	1,116,190	96,771	—	47,873	1,515,134

(1)	Salary amounts reflect the actual base salary payments made to the Named Executive Officers in 2011, 2010 and 2009.
(2)	“Bonus” refers to cash annual incentive payments that are not performance-based. In 2011, 2010 and 2009, no such payments were made to any Named Executive Officer, as all cash incentives were performance-based and are reflected in the “Non-Equity Incentive Plan Compensation” column above.
(3)	No stock awards were granted to Named Executive Officers in fiscal years 2011, 2010 and 2009.
(4)	The amounts represent the full grant date fair value of option and SAR awards granted and calculated in accordance with the accounting guidance on share-based payments (excluding the effect of estimated forfeitures). The assumptions used in the calculations of grant date fair value are included in the Company’s audited financial statements and footnotes.
(5)	The amounts reflect compensation earned for performance.
(6)	See the “All Other Compensation” table below.
(7)	The salary, non-equity incentive plan compensation and all other compensation columns reflect Euro amounts translated to US dollars at a conversion rate of EUR 0.7326 to USD $1.00, the year to date average for fiscal year 2011.

All Other Compensation from Summary Compensation Table

The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table:

Name	Leased Automobile (1)	Matching 401(k) /Retirement Plan Contributions	Executive Relocation (2)	Total
Thomas H. Reslewic	$43,000	$—	$—	$43,000
Sean B. O’Connor	9,357	7,293	—	16,650
Conrad J. Fernandes	15,000	6,913	57,292	79,205
David C. Graef	19,380	5,801	—	25,181
Roberto Petrillo	23,145	34,565	—	57,710

(1)	Represents lease and insurance payments.
(2)	Represents tax equalization costs and cost of living adjustments associated with his overseas assignment.

Perquisites and Personal Benefits

Automobiles

Each named executive officer is provided the opportunity to be furnished with a LeCroy-leased car.

Tax Gross-Ups and Reimbursements

In limited circumstances, we have agreed to make certain items of imputed income to our named executive officers tax-neutral to them. Accordingly, we gross-up our named executive officers for the income tax on their imputed income resulting from certain perquisites and personal benefits furnished by us. In fiscal year 2011, only Mr. Fernandes was covered under a tax equalization arrangement, associated with his overseas assignment.

Contributions to 401(k) Plan

The 401(k) plan is a tax-qualified plan that is generally available to all salaried employees in the U.S., including NEOs. Under the plan, participants may contribute up to 60 percent of eligible salary, subject to maximum limits established by the Internal Revenue Code.

The Company makes a discretionary matching contribution of 50% of the first 5% of the eligible employee compensation contribution as an elective deferral. When we calculate targeted overall compensation for our NEOs, we factor in the benefits expected to be received under the 401(k). Effective in the third quarter of fiscal year 2009, the Company temporarily suspended its discretionary U.S. 401(k) contribution matching program. The Company re-instated the matching contribution during the second half of fiscal year 2011.

Grants of Plan-Based Awards in Fiscal Year 2011

The following table shows for the fiscal year ended July 2, 2011, certain information regarding equity and non-equity incentive plan awards to named executive officers.

Name	Grant Date	Estimated Future Payout under non-equity incentive plan awards (1)			Estimated Future Payout under equity incentive plan awards (#)			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Thomas H. Reslewic		—	—	—	—	—	—	—	—	—	—

		$233,200	$233,200	$408,100

Sean B. O’Connor		—	—	—	—	—	—	—	—	—	—

		$125,000	$125,000	$218,750

Conrad J. Fernandes		—	—	—	—	—	—	—	—	—	—

		$80,000	$80,000	$160,000

David C. Graef		—	—	—	—	—	—	—	—	—	—

		$83,200	$83,200	$145,600

Roberto Petrillo (2)	1/31/2011	—	—	—	—	—	—	—	30,000	$13.05	$198,600

		$135,100	$135,100	$270,200

(1)	Reflects amounts payable under the 2011 Executive Bonus Plan. For more information on the 2011 Executive Bonus Plan, see the Compensation Discussion and Analysis section of this Proxy Statement.
(2)	Euro amounts translated to US dollars at a conversion rate of EUR 0.7326 to USD $1.00, the year to date average for fiscal year 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to holdings of exercisable and un-exercisable stock options/SARs held by the Company’s Named Executive Officers at the end of fiscal year 2011.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas H. Reslewic	50,000		—		—	18.36	1/2/2012	—	—	—	—
	25,000	(a)	—		—	7.60	8/21/2014
	—		75,000	(a)	—	7.60	8/21/2015
	225,000	(b)	—		—	8.06	8/8/2013
	225,000	(b)	—		—	8.06	8/8/2014
	—		225,000	(b)	—	8.06	8/8/2015
	—		225,000	(b)	—	8.06	8/8/2016
	79,500	(b)	—		—	4.07	5/29/2015
	—		79,500	(b)	—	4.07	5/29/2016
	—		79,500	(b)	—	4.07	5/29/2017
Sean B. O’Connor	10,000		—		—	23.07	8/13/2011
	7,500		—		—	10.49	7/22/2012
	20,000	(a)	—		—	7.60	8/21/2014
	—		20,000	(a)	—	7.60	8/21/2015
	39,250	(b)	—		—	8.06	8/8/2013
	39,250	(b)	—		—	8.06	8/8/2014
	—		39,250	(b)	—	8.06	8/8/2015
	—		39,250	(b)	—	8.06	8/8/2016
	36,500	(b)	—		—	4.07	5/29/2015
	—		36,500	(b)	—	4.07	5/29/2016
	—		36,500	(b)	—	4.07	5/29/2017
Conrad J. Fernandes	20,000		—		—	19.40	12/27/2011
	5,000		—		—	10.49	7/22/2012
	3,000	(a)	—		—	7.60	8/21/2014
	—		15,000	(a)	—	7.60	8/21/2015
	30,250	(b)	—		—	8.06	8/8/2013
	30,250	(b)	—		—	8.06	8/8/2014
	—		30,250	(b)	—	8.06	8/8/2015
	—		30,250	(b)	—	8.06	8/8/2016
	20,750	(b)	—		—	4.07	5/29/2015
	—		20,750	(b)	—	4.07	5/29/2016
	—		20,750	(b)	—	4.07	5/29/2017
David C. Graef	7,100		—		—	19.40	12/27/2011
	15,000		—		—	10.49	7/22/2012
	13,750	(a)	—		—	7.60	8/21/2012
	13,750	(a)	—		—	7.60	8/21/2013
	13,750	(a)	—		—	7.60	8/21/2014
	—		13,750	(a)	—	7.60	8/21/2015
	44,750	(b)	—		—	8.06	8/8/2013
	44,750	(b)	—		—	8.06	8/8/2014
	—		44,750	(b)	—	8.06	8/8/2015
	—		44,750	(b)	—	8.06	8/8/2016
	35,750	(b)	—		—	4.07	5/29/2015
	—		35,750	(b)	—	4.07	5/29/2016
	—		35,750	(b)	—	4.07	5/29/2017

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Roberto Petrillo	5,000		—		—	9.10	8/1/2012
	3,000	(a)	—		—	7.60	8/21/2014
	—		18,000	(a)	—	7.60	8/21/2015
	46,500	(b)	—		—	8.06	8/8/2014
	—		73,250	(b)	—	8.06	8/8/2015
	—		73,250	(b)	—	8.06	8/8/2016
	31,750	(b)	—		—	4.07	5/29/2015
	—		31,750	(b)	—	4.07	5/29/2016
	—		31,750	(b)	—	4.07	5/29/2017
	—		30,000		—	13.05	1/31/2018

(a)	Represents stock appreciation rights (SARs) granted on August 21, 2007 (fiscal year 2008) to be settled in cash. SARs awards vest in four successive annual installments of 25% of the total rights awarded on the anniversary of the grant date. The award recipient will have four years from the date of vesting of an annual installment to exercise that installment.
(b)	Represents stock appreciation rights (SARs) granted on August 8, 2008 and May 29, 2009 (fiscal year 2009) to be settled in cash. SARs awards vest in four successive annual installments of 25% of the total rights awarded on the anniversary of the grant date. The award recipient will have four years from the date of vesting of an annual installment to exercise that installment.

Option Exercises and Stock Vested

The following table provides information regarding the amounts received by our NEOs as a result of the exercise of SARs and vesting of restricted stock during fiscal year 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($)
Thomas H. Reslewic	—	$2,022,720	—	—
Sean B. O’Connor	—	636,040	—	—
Conrad J. Fernandes	—	489,280	—	—
David C. Graef	—	363,220	—	—
Roberto Petrillo	—	1,148,710	2,500	$30,300

(1)	Represents the net proceeds realized on the exercise of cash settled stock appreciation rights (SARs).
(2)	Represents the current year vesting of previously issued restricted stock awards. The value realized on vesting is based on the fair market value of the shares at the time of vesting.

Compensation of Directors

For fiscal year 2011, the fees earned by the non-employee directors were based on the following base amounts:

Compensation Type	Compensation Rate *
Chairman of the Board—Annual retainer **	$50,000
Non-employee directors—Annual retainer	30,000
Chairperson of Compensation Committee—Annual retainer	12,500
Chairperson of Audit Committee—Annual retainer	12,500
Chairperson of Nominating/Governance Committee—Annual retainer	7,500
Meeting fees	1,500
Optional operational update meeting fees	750

*	The annual retainers were paid in quarterly installments, whereas meeting fees were based on attendance. As needed, several meetings were held during the fiscal year, focusing on operational and strategic matters.
**	In July 2011, the Compensation Committee, with the assistance and advice of Pearl Meyer, recommended and the full Board ratified, an increase in the Chairman of the Board – Annual retainer in the amount of $10,000, which was effective July 3, 2011.

The Compensation Committee of the Board of Directors established an equity ownership component of Board compensation, such that each non-employee director will receive annually, at their election, an immediately vested restricted stock award and/or an immediately vested stock option award (using the Black Scholes valuation technique) equal to $85,000, based on the closing price of the Company’s stock on the Annual Meeting date, rounded up or down to the nearest hundred shares. The equity awards granted at the October 22, 2010 Annual Meeting resulted in a total of approximately 8,100 immediately vested options and approximately 45,623 shares of immediately vested restricted stock being granted to the non-employee directors. Additionally, each non-employee director receives upon initial election to the Board of Directors, either a stock option grant of 22,500 shares with an exercise price set as the date of election, or 7,500 shares of restricted stock, as selected by the Board to vest over a three year period.

Director Compensation Summary

The following table summarizes the compensation paid to or accrued by us to our Board of Directors for services rendered to us during fiscal year 2011:

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Allyn C. Woodward, Jr.	$91,250	84,997	—	—	—	—	$176,247
Robert E. Anderson	86,000	84,997	—	—	—	—	170,997
Norman R. Robertson	94,250	84,997	—	—	—	—	179,247
William G. Scheerer	66,000	51,000	33,997	—	—	—	150,997
Robert W. Chlebek	60,750	84,997	—	—	—	—	145,747
Walter O. LeCroy	—	—	—	—	—	$168,100	168,100

(1)	The amounts represent the full grant date fair value of restricted stock awards granted in 2011 calculated in accordance with the accounting guidance on share-based payments. The fair value for restricted stock awards is based on the closing price of the Company’s stock on the date of grant.

(2)	The amounts represent the full grant date fair value of option awards granted in 2011 calculated in accordance with the accounting guidance on share-based payments. The assumptions used in the calculations of grant date fair value are included in the Company’s audited financial statements and footnotes.
(3)	Represents fiscal year 2011 salary. As an employee, Mr. LeCroy’s base salary is reviewed on an annual basis to ensure competitive compensation, given Mr. LeCroy’s level of responsibility, prior experience and performance over time.
(4)	The aggregate number of options and awards vested for each director at the end of fiscal year 2011 is as follows:

Name of Director	# of Options Vested	# of Awards Vested
Allyn C. Woodward, Jr.	28,000	68,862
Robert E. Anderson	35,767	47,179
Norman R. Robertson	22,000	57,962
William G. Scheerer	60,751	34,377
Robert W. Chlebek	12,365	14,918	*
Walter O. LeCroy	—	—

*	Mr. Chlebek is the only board member with 2,500 unvested awards, related to his fiscal year 2009 grant made upon election to the Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2011.

Compensation Committee:

Norman R. Robertson., Chairman

Allyn C. Woodward, Jr., Member

William G. Scheerer, Member

September 8, 2011

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a written policy that all transactions between LeCroy and our officers, directors and affiliates or their immediate families, and stockholders owing five percent or greater of our common stock, must be on terms no less favorable to LeCroy than those that could be obtained from unrelated third parties and must be approved by a majority of the disinterested members of the Board of Directors.

On July 19, 2005 the Compensation Committee of the Board approved a $0.3 million retention bonus to Mr. Reslewic. This retention bonus requires Mr. Reslewic to remain an employee for five years. On July 19, 2010, Mr. Reslewic satisfied the conditions of his retention bonus.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information about shares of our Common Stock that may be issued under our equity compensation plans as of July 2, 2011. For a description of our equity compensation plans, see our audited consolidated financial statements included in LeCroy’s 2011 Annual Report on Form 10-K.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options or Restricted Stock Awards (a)		Weighted Average Exercise Price of Outstanding Options (b)	* Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	2,156,060	(1)	$6.90	756,509	(2)
Equity compensation plans not approved by stockholders	73,950	(3)	$16.83	—

Total	2,230,010		$7.23	756,509

*	See below, “Securities Available for Future Issuance Under Equity Compensation” table for further Plan details.
(1)	Includes 2,121,871 shares to be issued upon exercise of outstanding options and 34,189 shares to be issued upon vesting of outstanding restricted stock awards.
(2)	Excludes the 578,939 shares of common stock reserved for issuance under the Employee Stock Purchase Plan (ESPP).
(3)	Represents shares related to the 2004 Employment Inducement Plan established in connection with the acquisition and merger of Computer Access Technology Corporation on October 29, 2004.

SECURITIES AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Name	Number of Options/Shares Available for Grant
2003 Stock Incentive Plan (1)	2,822
2008 Stock Incentive Plan (2)	753,687

Total	756,509

(1)	The 2003 Stock Incentive Plan provides for the grant of stock options and restricted stock awards. Each share issued as a Restricted Stock Award and all other Awards, other than Options, will consume 1.7 shares of the total number of shares available for issuance under the Plan, which results in 1,660 Restricted Stock Awards available to grant. The 2003 Plan expires on October 29, 2013.
(2)	The 2008 Stock Incentive Plan provides for the grant of stock options and restricted stock awards. Each share issued as a Restricted Stock Award and all other Awards other than Options will consume 1.85 shares of the total number of shares available for issuance under the Plan, which results in 407,398 Restricted Stock Awards available to grant. The 2008 Plan expires on September 22, 2015.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any prior or future filing made by LeCroy under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that LeCroy specifically incorporates such information by reference.

LeCroy’s Audit Committee reports to and acts on behalf of the Board of Directors. The Audit Committee provides oversight of the Company’s independent registered public accounting firm along with the Company’s financial management and financial reporting procedures. The Audit Committee is comprised of directors who meet the independence requirements for board members prescribed by NASDAQ listing standards and the SEC. The Audit Committee operates under the guidelines of a written charter adopted by the Board of Directors which is available in the investor relations section of the Company’s website (www.lecroy.com) through a link to our “Governance” section or SEC filings.

The Company’s management has responsibility for preparing the Company’s financial statements and the Company’s independent registered public accounting firm, KPMG LLP, is responsible for auditing those financial statements. In this context, the Audit Committee met with management and KPMG LLP to review and discuss the Company’s audited financial statements. The Company’s management has represented to the Audit Committee that the financial statements were prepared in accordance with U.S. Generally Accepted Accounting Principles.

The Audit Committee discussed with KPMG LLP the matters required to be discussed under applicable auditing standards and had the opportunity to ask KPMG LLP questions relating to such matters. The discussions included matters relating to the Audit Committee’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles utilized, the reasonableness of significant accounting judgments as applied in the Company’s financial reporting and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audits and the overall quality of the Company’s financial reporting and internal controls.

We have received and reviewed the written disclosures and the communications from the independent registered public accounting firm required by the Public Company Accounting Oversight Board and have discussed with the independent registered public accounting firm its independence. Additionally, the Committee reviewed and pre-approved all fees paid to the registered public accounting firm. These fees are disclosed in the next section of the Proxy Statement.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 2, 2011, for filing with the Securities and Exchange Commission.

Audit Committee:

Robert E. Anderson, Chairman

Norman R. Robertson, Member

Robert W. Chlebek, Member

September 8, 2011

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

KPMG LLP (“KPMG”), our independent registered public accounting firm, billed us fees for the following services in fiscal years 2011 and 2010:

	Fiscal Year Ended
	2011	2010
Total Audit Fees (1)	$482,000	$492,000
Tax Fees	—	—
All Other Fees (2)	100,000	—

Total Fees	$582,000	$492,000

(1)	This amount includes fees for the audit of our consolidated financial statements, statutory audits, quarterly review services, the issuance of consents, debt compliance letters, along with research and consultation services related to technical matters and the adoption of new accounting guidance.
(2)	This amount includes fees for services rendered in conjunction with the Company’s shelf registration statement and subsequent equity offering.

Consistent with SEC rules, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. As such, the Audit Committee has established a policy of pre-approving all audit and permissible non-audit services provided to us by KPMG. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. None of the fees set forth above relate to engagements for which the pre-approval requirement was waived.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012

The Board is submitting, for ratification by stockholders, the appointment of KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for fiscal year 2012 in order to ascertain the views of our stockholders on this selection. Proxies solicited by the Board will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of KPMG as our independent registered public accounting firm for the fiscal year ending June 30, 2012. If stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider its selection, but it retains sole responsibility for appointing and terminating our independent registered public accounting firm.

Representative(s) from KPMG will attend the Annual Meeting and will be available to answer questions and are free to make statements at the meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board recognizes the fundamental interest our investors have in executive compensation. As required by Section 14A of the U.S. Securities and Exchange Act of 1934, as amended, this resolution gives stockholders the opportunity to cast an advisory vote on the compensation of our NEOs, as disclosed in the Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables and related disclosures.

As this is an advisory vote, the result will be non-binding, although the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote when evaluating the effectiveness of our compensation policies and practices when making future compensation decisions. The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of our NEOs, as described in this Proxy Statement.

As described more fully in the “Compensation Discussion and Analysis”, the executive compensation tables and related disclosure, our NEOs are compensated in a manner consistent with our business strategy, competitive practice, governance principles and stockholder interests. Our compensation policies and decisions are focused on pay-for-performance.

The compensation of our named executive officers during fiscal 2011 is aligned with the following achievements and financial performance:

✓	Year over year revenue growth of 38%;

✓	Year over year Non-GAAP operating income growth of 148%; and

✓	Stock price growth of 149% during 2011.

We are requesting your non-binding advisory vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to the advisory vote on executive compensation and in accordance with SEC rules, stockholders are also entitled to an advisory vote as to whether future advisory votes on the compensation of the Company’s NEOs should occur every one, two or three years. As this is an advisory vote, the result will be non-binding, although the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote.

The Company believes that the stockholder advisory vote to approve executive compensation should occur every year. An annual vote allows our stockholders to provide us with regular input on our executive compensation policies and practices, as disclosed in the Company’s proxy statement each year. The Company values and considers stockholder input on corporate governance matters and compensation programs.

Stockholders are provided with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

We are requesting your non-binding advisory vote on the following resolution:

“RESOLVED, that the Company’s stockholders indicate, by their vote on this resolution, whether the advisory vote on executive compensation should occur every year, every two years or every three years.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY “1 YEAR” FOR FUTURE ADVISORY STOCKHOLDER VOTES TO APPROVE THE COMPENSATION OF EXECUTIVE OFFICERS.

PROPOSAL NO. 5—APPROVAL OF THE EXECUTIVE INCENTIVE PLAN

On September 9, 2011, the Board of Directors voted to approve, subject to stockholder approval, the Company’s Executive Incentive Plan (the “Executive Incentive Plan”). The Executive Incentive Plan will become effective upon receipt of the requisite stockholder approval. For the reasons set forth below, the Board of Directors recommends that stockholders approve the Executive Incentive Plan.

The purpose of the Executive Incentive Plan is to provide annual incentive compensation payments to senior executives that are directly tied to the attainment of the Company’s business objectives and that may qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction in excess of $1 million for compensation paid to designated executives, subject to several exceptions, including an exception for compensation paid under a stockholder-approved plan that is “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code. Adoption of the Executive Incentive Plan would therefore facilitate the Compensation Committee’s ability to use annual bonuses consistent with its compensation philosophy and strategy at potentially less cost (i.e., net of tax benefit) to the Company.

Principal features of the Executive Incentive Plan

The full text of the Executive Incentive Plan is set forth as Appendix A hereto, and readers are urged to refer to it for a complete description of the Plan. The summary of the principal features of the Executive Incentive Plan which follows is qualified entirely by such reference.

The Executive Incentive Plan will be administered by the Company’s Compensation Committee or, if the Compensation Committee is not comprised exclusively of individuals who are “outside directors” within the meaning of Section 162(m) of the Code, a subcommittee of the Compensation Committee made up of only those members who so qualify. The Compensation Committee will have the authority to, among other things, designate participants, establish performance goals, certify whether performance goals have been met and reduce the amount payable under any award granted under the Executive Incentive Plan if such reduction is in the best interests of the Company and its stockholders.

The Company’s Chief Executive Officer and each other senior executive of the Company who is determined by the Compensation Committee to be likely to be deemed a “covered employee” under Section 162(m) of the Code for a fiscal year of the Company shall be eligible to participate in the Executive Incentive Plan for such fiscal year.

Within 90 days after the commencement of each fiscal year, the Compensation Committee shall designate the participants in the Executive Incentive Plan for such year and shall establish the performance goals for each such participant and the objective method for calculating the amount of the award that will be payable to such participant if the performance goals established for such participant are met, in whole or in part. The performance goals for each participant shall be based on and limited to one or more of the following business criteria: pre- or after-tax net earnings, sales growth, order growth, operating earnings, product contribution margin, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, return on sales, stock price growth, stockholder returns, gross or net profit margin, expense management, cost reduction, EBITDA, net revenue per employee, inventory, inventory turns, customer satisfaction indicators, strategic innovation, efficiency measures, earnings per share, price per share of stock and market share, or any of the foregoing before the effect of acquisitions, accounting changes, restructuring and special charges (determined according to criteria established by the Compensation Committee) and any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Such business criteria may, in the discretion of the Compensation Committee, be applied to the participant, the Company as a whole, or any designated subsidiary, business unit or product family of the Company or a subsidiary thereof.

As soon as practicable after the Compensation Committee’s certification of a participant’s attainment of his or her performance goals, the Company shall pay the participant the amount of the award earned by the participant. Payment may be made in cash or in shares of Common Stock of the Company. Shares of Common Stock granted to a participant in payment of an award may be subject to such restrictions as determined by the Compensation Committee in its discretion. To the extent the payment of an award in shares of Common Stock would require stockholder approval under the rules of the principal national securities exchange on which the Common Stock is traded or listed, such payment shall be made pursuant to an equity compensation plan of the Company, other than the Executive Incentive Plan, under which such payment can be made without further approval by the Company’s stockholders.

The maximum amount that may be paid as an award under the Executive Incentive Plan to any participant for any fiscal year is $950,000. For this purpose, the amount of an award that is paid in shares of Common Stock shall be valued without reduction for any restrictions to which such shares of Common Stock may be subject and shall be based on the last reported sale price regular way on the payment date of the award, or if no such reported sale takes place on the payment date, the average of the last reported bid and ask prices regular way on the payment date.

If a participant’s employment with the Company terminates prior to the payment date for an award, then the participant shall not be entitled to any payment with respect to the award, unless otherwise provided by the terms of the Participant’s employment agreement, or otherwise determined by the Committee, in its sole discretion.

The Board of Directors may from time to time alter, amend, suspend or discontinue the Executive Incentive Plan. However, no such amendment or modification shall adversely affect any participant’s rights with regard to outstanding, previously certified awards.

Federal Income Tax Consequences

The description of the Federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state, local and foreign income tax laws may not be the same as under the Federal income tax laws.

Under present Federal income tax law, participants will realize ordinary income equal to the amount of the award received under the Executive Incentive Plan in the year of such receipt. The Company will receive a deduction for the amount constituting ordinary income to the participant, provided that the participant’s total compensation is below the Section 162(m) limit or the Executive Incentive Plan satisfies the requirements of the performance-based exception of Section 162(m) of the Code. It is the Company’s intention that the Executive Incentive Plan be administered in a manner that preserves the Company’s deductibility of compensation under Section 162(m) of the Code.

New Plan Benefits

As the Committee sets performance goals each performance period, amounts payable under the Executive Incentive Plan are not determinable at this time. Actual amounts will depend on the size of the award and on the actual performance over the performance period of the award. However, the bonus amounts that were paid out in fiscal 2011 to the covered employees were:

Name	Dollar Value
Thomas H. Reslewic	291,500
Sean B. O’Connor	156,250
Conrad J. Fernandes	133,785
Roberto Petrillo	152,580
David C. Graef	104,000

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE EXECUTIVE INCENTIVE PLAN.

PROCEDURES FOR SUBMITTING STOCKHOLDER PROPOSALS AND NOMINATIONS

LeCroy welcomes comments or suggestions from its stockholders. Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for the 2012 Annual Meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, stockholder proposals must be received at our principal executive offices no later than the close of business on the 120th day prior to the first anniversary of the date that we released this proxy statement to our stockholders for the Annual Meeting. To be included in our proxy materials, your proposal must also comply with the Company’s bylaws and SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2012 Annual Meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2012 Annual Meeting of stockholders. Proposals should be sent to LeCroy’s Secretary at the principal executive office of the Company.

Stockholders who wish to nominate persons for election to the Board at the 2012 Annual Meeting of stockholders or who wish to present a proposal at the 2012 Annual Meeting of stockholders, but who do not intend for such proposal to be included in the proxy materials distributed by us for such meeting, must deliver written notice of the nomination or proposal to the Secretary at the principal executive office of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of the release of this proxy statement to stockholders; provided, however, that if the date of the 2012 Annual Meeting of stockholders is more than 30 days before or more than 60 days after such anniversary, notice must be delivered not earlier than 90 days prior to the 2012 Annual Meeting and not later than the later of (1) 60 days prior to the 2012 Annual Meeting or (2) 10 days following the date on which public announcement of the date of the 2012 Annual Meeting is first made by the Company. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our bylaws. In addition, stockholders may propose director candidates for consideration by our Nominating/Governance Committee by following the procedures set forth under “Procedures for Submitting Director Recommendation to the Nominating/Governance Committee” below.

The foregoing description of the procedures for a stockholder to propose a nomination for election to our Board or other business for consideration at an annual meeting is only a summary and is not complete. Copies of our bylaws, including the provisions which concern the requirements for stockholder nominations and other proposals, may be obtained by writing to our Secretary at LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977. Any stockholder considering making a nomination or other proposals should carefully review and comply with those provisions.

2012 Annual Meeting Deadlines. Stockholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2012 Annual Meeting of stockholders must be received at our principal executive offices on or before May 18, 2012, in order to be considered for inclusion in our proxy statement for our 2012 Annual Meeting of stockholders. Our bylaws currently require that stockholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of our bylaws, not later than May 18, 2012 (which is also the date, after which, stockholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act would be considered “untimely” within the meaning of Rule 14a-4(c) under the Exchange Act) and not earlier than April 18, 2012.

PROCEDURES FOR SUBMITTING DIRECTOR RECOMMENDATIONS TO THE NOMINATING/ GOVERNANCE COMMITTEE

If a stockholder wishes the Nominating/Governance Committee to consider a recommended individual as a candidate for election to the Board of Directors, the stockholder must submit a request and provide the following information:

•	the name and the address of the stockholder making the submission and a statement with respect to the amount of the Company’s stock beneficially and/or legally owned by the stockholder;

•

a statement with respect to the amount of the Company’s stock beneficially and/or legally owned by the stockholder, the nature of any beneficial ownership of the Company’s common stock by the stockholder, the beneficial ownership of any of the Company’s common stock legally held by the stockholder but beneficially owned by one or more other persons, and the length of time for which the stockholder has beneficially and/or legally owned Company common stock;

•	the name, age and address of the candidate to be considered;

•	a description of all arrangements or understandings between the stockholder and the candidate, and an executed written consent of the candidate to serve as a director of the Company if so elected;

•

a detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five years, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.); and

•

an analysis of the candidate’s qualifications to serve on the Board of Directors and on each of the Board’s committees in light of the criteria set forth in the Nominating/Governance Committee’s charter (including all regulatory requirements incorporated by references therein).

The foregoing information should be submitted to the Nominating/Governance Committee through the Corporate Secretary, at its principal executive offices, at the below address.

COMMUNICATING WITH THE BOARD OF DIRECTORS

The Company’s independent directors have approved a process for stockholders to communicate with directors. Pursuant to that process, stockholders, employees and others interested in communicating with the Chairman should write to the address below:

Chairman of the Board of Directors

LeCroy Corporation

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

Those interested in communicating directly with the Board, any of the Board’s committees, the non-employee directors as a group or any individual non-employee director should write to the address below:

Office of the Corporate Secretary

LeCroy Corporation

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

OTHER MATTERS

Other Matters Brought Before the Annual Meeting

As of the date of this Proxy Statement, the Company does not intend to present any business for action at the Annual Meeting other than as described in this Proxy Statement and the Company has not been notified of any stockholder proposals intended to be raised at the Annual Meeting. However, if any further business properly comes before the Annual Meeting or any adjournments or postponements of the Annual Meeting, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.

Upon the request of any stockholder of record or beneficial owner of common stock entitled to vote at the Annual Meeting, the Company will, without charge, provide a copy of its Annual Report on Form 10-K for the fiscal year ended July 2, 2011, as filed with the SEC. Requests should be directed to the Chief Financial Officer, at the Company’s executive offices, at the above address.

PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOUR PLAN TO ATTEND THE LeCROY ANNUAL MEETING.

Most stockholders have the choice of voting over the Internet, by telephone or using a traditional proxy card. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

THE PROXY STATEMENT AND OUR 2011 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT

http://www.LeCroy.com/AnnualReportProxy.

Appendix A

LECROY CORPORATION

EXECUTIVE INCENTIVE PLAN

1.	PURPOSES OF THE PLAN.

The purpose of the LeCroy Corporation Executive Incentive Plan (the “Plan”) is to provide annual incentive compensation payments (“Awards”) to senior executives that are directly tied to the attainment of business objectives of LeCroy Corporation (the “Company”) and that may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations there under (the “Code”).

2.	ELIGIBILITY.

The Chief Executive Officer of the Company and each other senior executive of the Company who is determined by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) to be likely to deemed to be a “covered employee” under Section 162(m) of the Code for a fiscal year of the Company shall be eligible to participate in the Plan for such fiscal year (the “Participants”).

3.	ADMINISTRATION.

The Plan shall be administered by the Committee, or if the Committee does not consist exclusively of individuals each of whom is an “outside director” within the meaning of Section 162(m) of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

The Committee shall have the authority: (1) to select the Participants in the Plan for each performance period; (2) to establish and administer the performance goals and the amount of the Award for each Participant for each performance period; (3) to certify whether the performance goals for each Participant for each performance period have been satisfied; (4) to construe, interpret, and implement the Plan; (5) to prescribe, amend, and rescind rules and regulations relating to the Plan and the administration of the Plan; (6) to make all determinations necessary or advisable in administering the Plan; and (7) to reduce the amount payable under any Award granted under the Plan if, in the judgment of the Committee, such reduction is in the best interests of the Company and its stockholders.

All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

4.	AWARDS.

No later than 90 days after the commencement of each performance period, the Committee shall designate the Participants for such performance period, shall establish, in writing, the performance goals for each Participant and the method of calculating the amount of the Award that will be payable under the Plan to each Participant if the performance goals established by the Committee for the Participant are attained, in whole or in part. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the Award that would be payable to the Participant upon attainment of the goals.

The performance goals for each Participant shall be based on and limited to one or more of the following business criteria: pre- or after-tax net earnings, sales growth, order growth, operating earnings, product contribution margins, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, return on sales, stock price growth, stockholder returns, gross or net profit margin, expense management, cost reduction, EBITDA, net revenue per employee, inventory, inventory turns, customer satisfaction indicators, strategic innovation, efficiency measures, earnings per share, price per share of Stock, and market share, or any of the foregoing before the effect of acquisitions, accounting changes, restructuring and special charges (determined according to criteria established by the Committee) and any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Such business criteria may, in the discretion of the Committee, be applied to the Participant, the Company as a whole, or any designated subsidiary, business unit, or product family of the Company or a subsidiary thereof.

5.	PAYMENT OF AWARDS.

As soon as practicable after the Committee’s certification of a Participant’s attainment of the performance goals established by the Committee for such Participant, the Company shall pay to the Participant the amount of the Award earned by the Participant. Payment may be made in cash, or in shares of common stock of the Company (“Common Stock”). Shares of Common Stock granted to a Participant in payment of an Award may be subject to such restrictions as determined by the Committee in its discretion. The date on which a cash payment is made to the Participant in the case of an Award paid in cash, or the date on which shares of Common Stock are granted to the Participant in the case of an Award paid in shares of Common Stock, is hereinafter referred to as the “Payment Date”. To the extent the payment of an Award in shares of Common Stock would require stockholder approval under the rules of the principal national securities exchange on which the Common Stock is traded or listed, such payment shall be made pursuant to an equity compensation plan of the Company, other than the Plan, under which such payment can be made without further approval by the Company’s stockholders.

The maximum amount that may be paid as an Award under the Plan to any Participant for any fiscal year is Nine Hundred Fifty Thousand Dollars ($950,000). For this purpose, the amount of an Award that is paid in shares of Common Stock shall be valued without reduction for any restrictions to which such shares of Common Stock may be subject and shall be based on the last reported sale price regular way on the Payment Date, or if no such reported sale takes place on the Payment Date, the average of the last reported bid and ask prices regular way on the Payment Date, in either case on the principal national securities exchange on which the Common Stock is traded or listed. If on the Payment Date the principal national securities exchange on which the Common Stock is traded or listed is closed, the value of the shares of Common Stock shall be determined as of the last preceding day on which the Common Stock was traded or for which bid and asked prices are available. An Award shall be paid under this Plan to a Participant for any fiscal year solely on account of the attainment of the performance goals established by the Committee with respect to such Participant for such performance period. An Award to a Participant shall, except as otherwise provided herein, also be contingent upon the Participant’s continued employment by the Company or a subsidiary of the Company on the Payment Date.

6.	OFFSETS OF BENEFITS.

The Company shall have the right to withhold from Award payments any amounts that a Participant owes to the Company. The Company also shall have the right to use any Award to offset any incentive compensation payments required to be provided to an employee pursuant to the terms of that employee’s employment agreement.

7.	TERMINATION OF EMPLOYMENT.

If a Participant’s employment with the Company terminates prior to the Payment Date for an Award, then the Participant shall not be entitled to any payment with respect to the Award, unless otherwise provided by the terms of the Participant’s employment agreement, or otherwise determined by the Committee, in its sole discretion.

If any payee is a minor, or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Committee may have the payment made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee. Any such payment shall be a payment for the benefit of the payee and shall be a complete discharge of any liability under the Plan to the payee.

8.	EFFECTIVE DATE.

Payment of any Award under this amended and restated Plan shall be contingent upon stockholder approval of this Plan pursuant to Section 162(m) of the Code. All Awards under this Plan shall be null and void if this Plan is not approved by such stockholders.

After stockholder approval of this Plan has been obtained at the 2011 annual meeting of stockholders, the material terms of the performance goals shall be disclosed to and re-approved by the stockholders no later than the first stockholder meeting in 2016.

9.	COMMITTEE CERTIFICATION.

Prior to the payment of any Award to a Participant, the Committee will certify in writing that the applicable performance goals were in fact satisfied.

10.	AMENDMENT OR TERMINATION OF THE PLAN.

The Board may from time to time alter, amend, suspend, or discontinue the Plan. However, no such amendment or modification shall adversely affect any Participant’s rights with regard to outstanding, previously certified Awards.

11.	ASSIGNABILITY.

No Awards granted under the Plan shall be pledged, assigned, or transferred by any Participant except by a will or by the laws of descent and distribution. Any estate of any Participant receiving any Award under the Plan shall be subject to the terms and conditions of the Plan.

12.	TAX WITHHOLDING.

Award payments made to Participants shall be made net of any amounts necessary to satisfy federal, state and local withholding tax requirements, where required by law.

13.	NO CONTRACT OF EMPLOYMENT.

Neither the action of the Company in establishing this Plan, nor any provisions hereof, nor any action taken by the Company, the Committee or the Board pursuant to the Plan and its provisions, shall be construed as giving to any employee or Participant the right to be retained in the employ of the Company.

14.	UNFUNDED PLAN.

Covered employees shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any covered employee, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

15.	REORGANIZATION OR DISCONTINUANCE.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Covered Employees’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

If the business conducted by the Company shall be discontinued, any previously earned and unpaid Bonus Awards under the Plan shall become immediately payable to the Covered Employees then entitled thereto.

16.	MISCELLANEOUS.

Any expenses and liabilities incurred by the Board, the Committee or the Company in administering the Plan shall be paid by the Company. Amounts paid to a Participant with respect to Awards under the Plan shall have no effect on the level of benefits provided to or received by such Participant, or the Participant’s estate or beneficiaries, as a part of any other employee benefit plan or similar arrangement provided by the Company, except as provided under the terms of such other employee benefit plan or similar arrangement. The Plan and all actions taken under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

1 LECROY CORPORATION ANNUAL MEETING TO BE HELD ON 10/26/11 FOR HOLDERS AS OF 09/01/11 * ISSUER CONFIRMATION COPY - INFO ONLY *
9	1-0001	THIS FORM IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. PLEASE DO NOT USE IT FOR VOTING PURPOSES.
52324W109
DIRECTORS
DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES 0010100
1-01-NORMAN R. ROBERTSON
PROPOSAL(S)		DIRECTORS RECOMMEND
2	- TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT -->>>	FOR --->>>
	REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JUNE 30, 2012.	0010200

3	*- SAY ON PAY - AN ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE -------->>>	FOR --->>>
	COMPENSATION.	0029440

4	*- SAY WHEN ON PAY - AN ADVISORY VOTE ON THE APPROVAL OF THE --------->>>	1YR --->>> 0029414
FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION.

5	*- TO APPROVE THE COMPANY’S EXECUTIVE INCENTIVE PLAN. ---------------->>>	FOR --->>> 0029101

*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

As of July 1, 2007, SEC rules permit companies to send you a Notice indicating that their proxy materials are available on the Internet and how you can request a mailed copy. Check the box to the right if you want to receive future proxy materials by mail at no cost to you. Even if you do not check the box, you will still have the right to request a free set of proxy materials upon receipt of a Notice.

--->>>
VIF11H

FOLD AND DETACH HERE

f

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON 10/26/11 FOR LECROY CORPORATION

THE FOLLOWING MATERIAL IS AVAILABLE AT WWW.PROXYVOTE.COM            ** I **

- PROXY STATEMENT - 10-K REPORT
		2 -I			-S
DIRECTORS
(MARK “X” FOR ONLY ONE BOX)
1		FOR ALL NOMINEES
WITHHOLD ALL NOMINEES
WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW.
USE NUMBER ONLY
		FOR	AGN	ABS
2		☐	☐	☐	PLEASE INDICATE YOUR PROPOSAL SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK
SEE VOTING INSTRUCTION NO. 2 ON REVERSE
		FOR	AGN	ABS
3		☐	☐	☐	A/C:
52324W109
4	1YR ☐	2YR ☐	3YR ☐	ABS ☐
PLACE “X” HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING
5		FOR ☐	AGN ☐	ABS ☐	BroadridgeTM
51 MERCEDES WAY EDGEWOOD NY 11717
LECROY CORPORATION 700 CHESTNUT RIDGE RD. CHESTNUT RIDGE, NY 10977 ATTN: KIMBERLY HOANG
FOR ☐
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FOLD AND DETACH HERE						/ /
					SIGNATURE(S)	DATE PSG 12-10

VOTING INSTRUCTIONS

TO OUR CLIENTS:

WE HAVE BEEN REQUESTED TO FORWARD TO YOU THE ENCLOSED PROXY MATERIAL RELATIVE TO SECURITIES HELD BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. ONLY WE AS THE HOLDER OF RECORD CAN VOTE SUCH SECURITIES. WE SHALL BE PLEASED TO VOTE YOUR SECURITIES IN ACCORDANCE WITH YOUR WISHES, IF YOU WILL EXECUTE THE FORM AND RETURN IT TO US PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IT IS UNDERSTOOD THAT IF YOU SIGN WITHOUT OTHERWISE MARKING THE FORM YOUR SECURITIES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE MEETING.

FOR THIS MEETING, THE EXTENT OF OUR AUTHORITY TO VOTE YOUR SECURITIES IN THE ABSENCE OF YOUR INSTRUCTIONS CAN BE DETERMINED BY REFERRING TO THE APPLICABLE VOTING INSTRUCTION NUMBER INDICATED ON THE FACE OF YOUR FORM.

FOR MARGIN ACCOUNTS, IN THE EVENT YOUR SECURITIES HAVE BEEN LOANED OVER RECORD DATE, THE NUMBER OF SECURITIES WE VOTE ON YOUR BEHALF HAS BEEN OR CAN BE ADJUSTED DOWNWARD.

PLEASE NOTE THAT UNDER A RULE AMENDMENT ADOPTED BY THE NEW YORK STOCK EXCHANGE FOR SHAREHOLDER MEETINGS HELD ON OR AFTER JANUARY 1, 2010, BROKERS ARE NO LONGER ALLOWED TO VOTE SECURITIES HELD IN THEIR CLIENTS’ ACCOUNTS ON UNCONTESTED ELECTIONS OF DIRECTORS UNLESS THE CLIENT HAS PROVIDED VOTING INSTRUCTIONS (IT WILL CONTINUE TO BE THE CASE THAT BROKERS CANNOT VOTE THEIR CLIENTS’ SECURITIES IN CONTESTED DIRECTOR ELECTIONS). CONSEQUENTLY, IF YOU WANT US TO VOTE YOUR SECURITIES ON YOUR BEHALF ON THE ELECTION OF DIRECTORS, YOU MUST PROVIDE VOTING INSTRUCTIONS TO US. VOTING ON MATTERS PRESENTED AT SHAREHOLDER MEETINGS, PARTICULARLY THE ELECTION OF DIRECTORS IS THE PRIMARY METHOD FOR SHAREHOLDERS TO INFLUENCE THE DIRECTION TAKEN BY A PUBLICLY-TRADED COMPANY. WE URGE YOU TO PARTICIPATE IN THE ELECTION BY RETURNING THE ENCLOSED VOTING INSTRUCTION FORM TO US WITH INSTRUCTIONS AS TO HOW TO VOTE YOUR SECURITIES IN THIS ELECTION.

IF YOUR SECURITIES ARE HELD BY A BROKER WHO IS A MEMBER OF THE NEW YORK STOCK EXCHANGE (NYSE), THE RULES OF THE NYSE WILL GUIDE THE VOTING PROCEDURES. THESE RULES PROVIDE THAT IF INSTRUCTIONS ARE NOT RECEIVED FROM YOU PRIOR TO THE ISSUANCE OF THE FIRST VOTE, THE PROXY MAY BE GIVEN AT DISCRETION OF YOUR BROKER (ON THE TENTH DAY, IF THE MATERIAL WAS MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE OR ON THE FIFTEENTH DAY, IF THE PROXY MATERIAL WAS MAILED 25 DAYS OR MORE PRIOR TO THE MEETING DATE). IN ORDER FOR YOUR BROKER TO EXERCISE THIS DISCRETIONARY AUTHORITY, PROXY MATERIAL WOULD NEED TO HAVE BEEN MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE,

AND ONE OR MORE OF THE MATTERS BEFORE THE MEETING MUST BE DEEMED “ROUTINE” IN NATURE ACCORDING TO NYSE GUIDELINES. IF THESE TWO REQUIREMENTS ARE MET AND YOU HAVE NOT COMMUNICATED TO US PRIOR TO THE FIRST VOTE BEING ISSUED, WE MAY VOTE YOUR SECURITIES AT OUR DISCRETION ON ANY MATTERS DEEMED TO BE ROUTINE. WE WILL NEVERTHELESS FOLLOW YOUR INSTRUCTIONS, EVEN IF OUR DISCRETIONARY VOTE HAS ALREADY BEEN GIVEN, PROVIDED YOUR INSTRUCTIONS ARE RECEIVED PRIOR TO THE MEETING DATE.

THE FOLLOWING INSTRUCTIONS PROVIDE SPECIFICS REGARDING THE MEETING FOR WHICH THIS VOTING FORM APPLIES.

INSTRUCTION 1

ALL PROPOSALS FOR THIS MEETING ARE CONSIDERED “ROUTINE”. WE WILL VOTE IN OUR DISCRETION ON ALL PROPOSALS, IF YOUR INSTRUCTIONS ARE NOT RECEIVED.

IF YOUR SECURITIES ARE HELD BY A BANK, YOUR SECURITIES CANNOT BE VOTED WITHOUT YOUR SPECIFIC INSTRUCTIONS.

INSTRUCTION 2

IN ORDER FOR YOUR SECURITIES TO BE REPRESENTED AT THE MEETING ON ONE OR MORE MATTERS BEFORE THE MEETING, IT WILL BE NECESSARY FOR US TO HAVE YOUR SPECIFIC VOTING INSTRUCTIONS.

IF YOUR SECURITIES ARE HELD BY A BANK, YOUR SECURITIES CANNOT BE VOTED WITHOUT YOUR SPECIFIC INSTRUCTIONS.

INSTRUCTION 3

IN ORDER FOR YOUR SECURITIES TO BE REPRESENTED AT THE MEETING, IT WILL BE NECESSARY FOR US TO HAVE YOUR SPECIFIC VOTING INSTRUCTIONS.

INSTRUCTION 4

WE HAVE PREVIOUSLY SENT YOU PROXY SOLICITING MATERIAL PERTAINING TO THE MEETING OF SHAREHOLDERS OF THE COMPANY INDICATED. ACCORDING TO OUR LATEST RECORDS, WE HAVE NOT AS OF YET RECEIVED YOUR VOTING INSTRUCTION ON THE MATTERS(S) TO BE CONSIDERED AT THIS MEETING AND THE COMPANY HAS REQUESTED US TO COMMUNICATE WITH YOU IN AN ENDEAVOR TO HAVE YOUR SECURITIES VOTED.

**IF YOU HOLD YOUR SECURITIES THROUGH A CANADIAN BROKER OR BANK, PLEASE BE ADVISED THAT YOU ARE RECEIVING THE VOTING INSTRUCTION FORM AND MEETING MATERIALS, AT THE DIRECTION OF THE ISSUER. EVEN IF YOU HAVE DECLINED TO RECEIVE SECURITY- HOLDER MATERIALS, A REPORTING ISSUER IS REQUIRED TO DELIVER THESE MATERIALS TO YOU. IF YOU HAVE ADVISED YOUR INTERMEDIARY THAT YOU OBJECT TO THE DISCLOSURE OF YOUR BENEFICIAL OWNERSHIP INFORMATION TO THE REPORTING ISSUER, IT IS OUR RESPONSIBILITY TO DELIVER THESE MATERIALS TO YOU ON BEHALF OF THE REPORTING ISSUER.

THESE MATERIALS ARE BEING SENT AT NO COST TO YOU.